Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TESARO, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TESARO, Inc.
1000 Winter Street
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2018 Annual Meeting of Stockholders will be held on Thursday, May 10, 2018, at 8:30 a.m. local time, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451 for the following purposes:

  1.
  to elect ten members of the board of directors from the nominees named in the accompanying proxy statement;

  2.
  to approve the TESARO, Inc., Non-Employee Director Compensation Policy, including compensation amounts for 2018;

  3.
  to approve, by non-binding vote, the Company's executive compensation;

  4.
  to approve an amendment to the TESARO, Inc., 2012 Employee Stock Purchase Plan to, among other things, increase the number of shares available for issuance thereunder by 275,000 shares;

  5.
  to ratify the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and

  6.
  to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

        Each outstanding share of TESARO, Inc. common stock (NASDAQ: TSRO) entitles the holder of record at the close of business on March 13, 2018, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors

Leon O. Moulder, Jr. Chief Executive Officer April 6, 2018

TESARO, Inc.
1000 Winter Street
Waltham, Massachusetts 02451
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 10, 2018

        This Proxy Statement (the "Proxy Statement") and the accompanying proxy are furnished to the stockholders of TESARO, Inc. (hereinafter, "we," "us," "TESARO" and the "Company") in connection with the solicitation of proxies by the TESARO board of directors, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement of the Annual Meeting, which will be held at 8:30 a.m. local time on Thursday, May 10, 2018, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The board of directors mailed this Proxy Statement and accompanying materials to each of the Company's stockholders entitled to vote at the Annual Meeting on or about April 6, 2018.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 10, 2018.

        Our Annual Report to Stockholders and this Proxy Statement are also available electronically on the Internet at http://www.proxyvote.com.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on TESARO's performance and respond to questions from stockholders. Management is presently aware of no other business to come before the Annual Meeting.

Proposals to be Voted Upon at the Annual Meeting

        At the Annual Meeting, our stockholders will be asked to consider and vote upon the following five proposals:

  •
  Proposal No. 1: To elect ten members of the board of directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

  •
  Proposal No. 2: To approve the TESARO, Inc., Non-Employee Director Compensation Policy, including compensation amounts for 2018.

  •
  Proposal No. 3: To approve, by non-binding vote, the Company's executive compensation.

  •
  Proposal No. 4: To approve an amendment to the TESARO, Inc., 2012 Employee Stock Purchase Plan to, among other things, increase the number of shares available for issuance thereunder by 275,000 shares.

  •
  Proposal No. 5: To ratify the appointment of Ernst & Young, LLP ("Ernst & Young") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

        In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board of Directors

        The board of directors recommends that you vote FOR each of the nominees to the board (Proposal 1), FOR approval of the TESARO, Inc., Non-Employee Director Compensation Policy, including compensation amounts for 2018 (Proposal 2), FOR approval, on a non-binding basis, of the Company's executive compensation (Proposal 3), FOR approval to an amendment to the TESARO, Inc., 2012 Employee Stock Purchase Plan to, among other things, increase the number of shares available for issuance thereunder by 275,000 shares (Proposal 4), and FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 5).

Voting at the Annual Meeting

        Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on March 13, 2018 (the "Record Date").

        If on the Record Date you held shares of our common stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and Computershare is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by signing and submitting your proxy card or by submitting your vote by telephone or the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card. If you submit a proxy but do not give instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to TESARO, Inc., Attn: Corporate Secretary, 1000 Winter Street, Waltham, Massachusetts 02451, (2) a duly executed proxy bearing a later date, (3) voting again by the Internet or by telephone, or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

        If on the Record Date you held shares of our common stock in an account with a brokerage firm, bank, or other nominee, you are considered a beneficial owner of those shares and hold such shares in street name. These proxy materials have been forwarded to you by the nominee holding your shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a letter from your nominee confirming your beneficial ownership of the shares to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following your nominee's voting instructions to ensure that your vote is counted.

        If you are a beneficial owner and do not direct your broker, bank, or other nominee on how to vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute "broker non-votes." Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Proxy Statement, it is because you have shares that are registered in more than one name or are registered in different accounts. Please follow the instructions provided with each Proxy Statement received to ensure that all of your shares are voted.

        A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Winter Street, Waltham, Massachusetts 02451, from April 16, 2018 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

        The presence at the Annual Meeting, whether in person or by valid proxy, of persons holding a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 54,799,815 shares of common stock outstanding and entitled to vote, held by 28 stockholders of record. Abstentions (i.e., if you or your broker mark "ABSTAIN" on a proxy) and "broker non-votes" will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on "non-routine" proposals, such as the election of directors, the proposed amendment to our Non-Employee Director Compensation Policy, the approval of executive compensation, and the proposed amendment to our 2012 Employee Stock Purchase Plan.

Required Votes

        Election of directors.    Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors. In addition, as further described below under the heading "Corporate Governance Matters," any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration.

        Approval of the TESARO, Inc. Non-Employee Director Compensation Policy, including the non-employee director compensation amounts for 2018. Approval of the non-employee director compensation proposal requires the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the matter. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

        Approval of executive compensation.    The affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal is required to approve the Company's executive compensation. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal. As noted above, the proposal to approve the Company's executive compensation is non-binding.

        Approval of an amendment to the TESARO, Inc. 2012 Employee Stock Purchase Plan.    The affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal is required to approve an amendment to the Company's 2012 Employee Stock Purchase Plan. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

        Ratification of our independent registered public accounting firm.    Approval of the proposal to ratify the audit committee's appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the matter. Abstentions are not taken into account in determining the outcome of this proposal.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors, and other management employees, who will receive no additional compensation for their services.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        The board of directors has adopted Corporate Governance Guidelines (the "Guidelines"), a Code of Business Conduct and Ethics (the "Code of Ethics"), and a Policy for Related Person Transactions as part of our corporate governance practices and in accordance with rules of the Securities and Exchange Commission (the "SEC") and the listing standards of The NASDAQ Stock Market ("NASDAQ").

Corporate Governance Matters

        The Guidelines set forth a framework to assist the board of directors in the exercise of its responsibilities. The Guidelines cover, among other things, the duties and responsibilities of the directors; the composition, responsibilities and operation of the board of directors; the establishment and operation of board committees; succession planning for our Chief Executive Officer; convening executive sessions of independent directors; the board's interaction with management and third parties; director stock ownership guidelines; and the evaluation of the performance of the board and the Chief Executive Officer. In addition, under the Guidelines, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration. The independent members of the board will evaluate the best interests of the Company and decide the action to be taken with respect to such offered resignation, which may include: (i) accepting the resignation; (ii) maintaining the director but addressing what the independent directors believe to be the underlying cause or causes of the withheld votes; (iii) resolving that the director will not be re-nominated in the future for election; or (iv) rejecting the resignation.

        The Code of Ethics is designed to promote the highest standards of ethical conduct by our directors, executive officers, and employees. The Code of Ethics requires that our directors, executive officers and employees avoid conflicts of interest, comply with applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, directors, executive officers, and employees are required to report any existing or potential violation of the Code of Ethics of which they become aware. We intend to disclose future amendments to the Code of Ethics, or any waivers of its requirements, on our website or in filings under the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent required by the applicable rules and exchange requirements.

        The Guidelines and Code of Ethics are available in the "Investors—Corporate Governance" section of our corporate website, which is www.tesarobio.com. The Guidelines and Code of Ethics are reviewed periodically by our governance and nominating committee, which recommends changes to our board of directors for approval as appropriate.

Certain Relationships and Related Person Transactions

  Policies and Procedures for Related Person Transactions

        Under our Policy for Related Person Transactions, all related person transactions are reviewed and approved by our governance and nominating committee (or any other committee of the board of directors consisting of independent directors) or our full board of directors. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, but not limited to, purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A "related person," as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such a person, or any entity owned or controlled by such a person.

  Related Person Transactions

        Since January 1, 2017, we have not been a party to any transaction and there are no currently proposed transactions in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described below under "Non-Employee Director Compensation," "Director Compensation" and "Compensation of Executive Officers."

Board Independence and Leadership Structure

        Our board of directors believes, and NASDAQ Marketplace Rules require, that a majority of its members should be independent directors. In addition, each of the audit, compensation, and governance and nominating committees is currently required by its charter to be comprised solely of independent directors. Consistent with NASDAQ's independence criteria, the board of directors has affirmatively determined that each of our directors and nominees for director other than Leon O. Moulder, Jr., who is our Chief Executive Officer, and Mary Lynne Hedley, Ph.D., who is our President and Chief Operating Officer, is independent of TESARO and our management. NASDAQ's independence criteria includes a series of objective tests, including that the director is not an employee of TESARO and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the board of directors has subjectively determined as to each independent director and nominee for director that no relationship exists that, in the opinion of the board of directors, would interfere with each such person's exercising independent judgment in carrying out his or her responsibilities as a director. In making these determinations on the independence of our directors and nominees for director, the board of directors considered the relationships that each such director or nominee has with the Company and our management and all other facts and circumstances the board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

        In accordance with the Guidelines, the independent members of our board of directors meet in "executive session" at least quarterly. If the Chairperson of the board is not an independent director, the Guidelines provide that the Lead Director, as selected by the independent directors, will preside over and develop the agenda for these sessions. The purpose of the executive sessions is to promote open and candid discussion among non-employee directors.

        The Guidelines require the board of directors to elect its Chairperson based on the board's view of what is best for the Company at the time of the election. Although neither the Company's bylaws nor the Guidelines require separating the positions of Chairperson of the board of directors and Chief Executive Officer, the board believes that having separate positions is the appropriate current leadership structure for the Company, and the positions of the Chairperson of the board of directors and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the board of directors to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson. The board believes that this structure ensures an appropriate role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. The board recognizes that other leadership models could also be appropriate, and the governance and nominating committee is required by its charter to periodically review the leadership structure and provide recommendations to the board.

Board's Role in Risk Oversight

        The board of directors believes that risk management is an important part of establishing, updating, and executing on the Company's business strategy. The board, both as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, financial condition, and performance of the Company. The board focuses its oversight on the most significant risks facing the Company and on the Company's processes to identify, prioritize, assess, manage, and mitigate those risks. The board and its committees receive regular reports from members of the Company's senior management on areas of material risk to the Company, including strategic, operational, financial, legal, and regulatory risks. While the board has an oversight role, management has direct responsibility for managing and assessing risks and implementing processes and controls to mitigate their effects on the Company.

        The board of directors carries out its oversight responsibilities in part through its committees. The audit committee, as part of its responsibilities, oversees the management of financial risks, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The audit committee also oversees the management of risks relating to the performance of the Company's independent registered public accounting firm, our systems of internal control over financial reporting and disclosure controls and procedures, and management of cybersecurity risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies, and compensation of the board of directors. The governance and nominating committee oversees the management of risks associated with overall compliance and corporate governance practices, and the independence and composition of the board. These committees provide regular reports to the full board.

Meetings of the Board of Directors and its Committees

        The board of directors and its committees meet regularly throughout the year and hold special meetings from time to time. The board held 12 meetings during the year ended December 31, 2017. During this time, each of our directors attended at least 75% of the aggregate number of meetings held by the board and all committees of the board on which such director served (during the period that such director served). The board has adopted a policy that encourages, but does not require, attendance by our board members at our annual meetings of stockholders. All of the members of the board attended the 2017 annual meeting of stockholders.

BOARD COMMITTEES AND THEIR FUNCTIONS

        The board of directors has three standing committees: the audit committee; the compensation committee; and the governance and nominating committee. The charters for these committees can be accessed electronically on the "Investors—Corporate Governance" section of our corporate website, which is www.tesarobio.com. Information concerning these committees is set forth below. Each board committee currently consists only of directors who are independent.

        The Guidelines require the board of directors to conduct, and the governance and nominating committee to oversee, an annual evaluation of the board's operations and performance in order to enhance its effectiveness. Pursuant to the Guidelines, following this evaluation, the governance and nominating committee is required to make recommendations to the full board for its consideration. Each committee also conducts an annual evaluation of the performance of its duties under its respective charter.

        The following table presents the current composition of the standing committees of the board of directors and the number of committee meetings held during the year ended December 31, 2017:

Name	Audit Committee		Compensation Committee		Governance and Nominating Committee
Leon O. Moulder, Jr.
Mary Lynne Hedley, Ph.D.
David M. Mott(2)			X	(1)	X
Lawrence M. Alleva	X	(1)
James O. Armitage, M.D.			X
Earl M. (Duke) Collier, Jr.			X		X	(1)
Garry A. Nicholson	X
Arnold L. Oronsky, Ph.D.(3)
Kavita Patel, M.D.					X
Beth Seidenberg, M.D.	X

2017 Meetings	6		4		3

(1)
Chairperson of the committee.

(2)
Chairperson of the board.

(3)
Dr. Oronsky is not nominated for re-election in this Proxy Statement.

Audit Committee

        The board of directors has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee is responsible for assisting the board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, which are currently Ernst & Young, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC rules require to be included in this Proxy Statement, and is responsible for overseeing the integrity of our information systems, processes and data, including cybersecurity.

        The members of the audit committee are Mr. Alleva, Mr. Nicholson, and Dr. Seidenberg. Under NASDAQ's applicable corporate governance standards and Rule 10A-3 under the Exchange Act, the audit committee must be comprised solely of independent directors. Mr. Alleva, Mr. Nicholson, and Dr. Seidenberg each qualifies as an independent director under NASDAQ's corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. The board has determined that Mr. Alleva and Mr. Nicholson each qualifies as an "audit committee financial expert" as such term is currently defined in Item 407(d)(5) of Regulation S-K. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and statement of cash flows.

Compensation Committee

        The compensation committee approves the compensation objectives for the Company, provides a recommendation on the compensation of the Chief Executive Officer, which is subject to approval by the independent members of the full board of directors, and establishes the compensation for other executives with a title of Senior Vice President or higher. The compensation committee reviews all compensation components for these executives, including base salary, bonus, benefits, and other perquisites. The compensation committee may delegate any of its responsibilities to one or more subcommittees as the committee deems appropriate. See "Compensation Discussion & Analysis—Compensation Setting Process" below for more information regarding the roles of the compensation committee, the board, and compensation consultants in determining or recommending the amount or form of executive compensation.

        The members of the compensation committee are Mr. Mott, Dr. Armitage, and Mr. Collier. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, an outside director, as defined by Section 162(m) of the Internal Revenue Code (the "Code"), and an independent director, as defined by NASDAQ.

Governance and Nominating Committee

        The governance and nominating committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, the governance and nominating committee is responsible for overseeing the Guidelines and our overall compliance practices and reporting and making recommendations to the board concerning corporate governance matters. See "Director Nominations and Communication with Directors" below for information about the governance and nominating committee's policy regarding nominations of directors by stockholders.

        The members of the governance and nominating committee are Mr. Mott, Mr. Collier, and Dr. Patel. Each member of the governance and nominating committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and an independent director, as defined by NASDAQ.

 DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Director Nomination Process

        The governance and nominating committee recommends, and the board of directors nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. In order to nominate a person for election as director, a stockholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. To nominate a person to stand for election as a director at the annual meeting of stockholders for 2019, a stockholder must provide our Corporate Secretary with timely notice of the nomination. To be timely, the stockholder's notice must be delivered to, or mailed and received by us not later than 90 days, nor earlier than 120 days prior to the anniversary date of the preceding year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which we provide the notice or public disclosure of the date of the meeting. The notice must include the following information:

  •
  As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of the stockholder and of such beneficial owner, if any;

  •
  the class and number of shares of our capital stock owned beneficially and of record by such stockholder and such beneficial owner, if any;

  •
  if applicable, a description of all agreements, arrangements or understandings with respect to the nomination or proposal between or among such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with the foregoing;

  •
  if applicable, a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, if any, with respect to our shares of stock;

  •
  such other information relating to such stockholder and such beneficial owner, if any, as would be required to be included in a proxy statement or other filings to be made in connection with solicitations of proxies for the election of directors in a contested election under the SEC's proxy rules;

  •
  a representation that the stockholder is a holder of record of our stock, is entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business or nomination;

  •
  a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends, (a) to deliver a proxy statement and/or form of proxy to holder of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

  •
  such other information that the board of directors may request in its discretion.

  •
  As to each person whom a stockholder proposes to nominate for election as a director:

  •
  such person's name, age, business address and, if known, residential address;

  •
  such person's principal occupation or employment;

  •
  the class, series and number of shares of our stock that is, directly or indirectly, owned, beneficially or of record, by such person;

  •
  a description of all agreements, arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

  •
  such other information regarding each nominee as would be required to be included in a proxy statement filed under the SEC's proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors; and

  •
  the consent of each nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

        Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. However, pursuant to our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration.

        Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under "General Matters—Stockholder Proposals and Nominations."

Contacting the Board of Directors

        Stockholders wishing to communicate with our board of directors may do so by writing to the board, Chairperson of the board or the non-employee members of the board as a group, at:

    TESARO, Inc.
    1000 Winter Street
    Waltham, Massachusetts 02451
    Attention: Corporate Secretary

        The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Corporate Secretary that it is a communication for the board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The board has requested that certain items that are unrelated to the board's duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

        The Corporate Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Corporate Secretary maintains a list of each communication that was not forwarded because it was determined by the Corporate Secretary to be frivolous. Such list is delivered to the Chairperson of the board at each quarterly meeting of the board (and made available to each other member of the board). In addition, each communication subject to this policy that was not forwarded because it was determined by the Corporate Secretary to be frivolous is retained in the Company's files and made available at the request of any member of the board to whom such communication was addressed.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our nominees for the election of directors at the Annual Meeting include eight independent non-employee directors, our Chief Executive Officer and our President and Chief Operating Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the governance and nominating committee, the board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 10, 2018: Leon O. Moulder, Jr.; Mary Lynne Hedley, Ph.D.; David M. Mott; Lawrence M. Alleva; James O. Armitage, M.D.; Earl M. (Duke) Collier, Jr.; Garry A. Nicholson; Kavita Patel, M.D.; Beth Seidenberg, M.D.; and Pascale Witz. All of the nominees are currently serving on the board other than Ms. Witz. Arnold L. Oronsky, who has served on the board since 2011, is not nominated for re-election in this Proxy Statement.

        It is intended by the persons named as proxies that proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless (a) otherwise stated in the proxy or (b) in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the board of directors, or the board may reduce the size of the board. Each nominee has consented to serve as a director if elected, and the board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Criteria for Evaluating Director Nominees

        The board of directors provides strategic direction to the Company and oversees the performance of the Company's business and management. The governance and nominating committee periodically identifies and reviews with the board desired skills and attributes of both individual board members and the overall board within the context of current and future needs. The governance and nominating committee develops the general criteria, subject to approval by the full board, for identifying, evaluating and selecting qualified candidates for election or re-election to the board. The governance and nominating committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the board (including its diversity, the overall tenure of the directors, and whether any directors have reached the age of 72 and are due to be considered for retirement), our operating requirements and the long-term interests of our stockholders. The committee may use outside consultants to assist in identifying candidates. We engaged Perspective Group, a third-party executive search and consulting firm serving the life sciences and healthcare industries, to help identify Ms. Witz. Among the characteristics the committee may consider are the collective knowledge and diversity of professional skills and background, experience in relevant industries, age and geographic background, in addition to the qualities of integrity, judgment, acumen, and the time and ability to work professionally and effectively with other board members and management and make a constructive contribution to the board. The committee considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full board.

        The board has determined that all of our current directors and nominees are qualified to serve as directors of the Company.

        The name of each nominee for director, each nominee's age as of April 1, 2018, and other information about each nominee is shown below. In addition, the biography of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the governance and nominating committee and the board to determine that the person should serve as a director of the Company.

Name	Age	Principal Occupation	Director Since
Leon O. Moulder, Jr.	60	Chief Executive Officer of the Company	2010
Mary Lynne Hedley, Ph.D.	55	President and Chief Operating Officer of the Company	2010
David M. Mott	52	General Partner, New Enterprise Associates	2010
Lawrence M. Alleva	68	Retired Partner, PricewaterhouseCoopers, LLP	2012
James O. Armitage, M.D.	71	Professor of Medicine, University of Nebraska Medical Center	2013
Earl M. (Duke) Collier, Jr.	70	President, The Braxton Company	2014
Garry A. Nicholson	63	Retired Biopharmaceutical Executive	2015
Kavita Patel, M.D.	44	Non-Resident Senior Fellow, The Brookings Institution, and Primary Care Physician, Johns Hopkins	2016
Beth Seidenberg, M.D.	61	General Partner, Kleiner Perkins Caufield & Byers	2011
Pascale Witz	51	Retired Pharmaceutical Executive; Founder and President of PWH Advisors	N/A

        Leon (Lonnie) O. Moulder, Jr. has served as Chief Executive Officer and as a member of our board of directors since co-founding the Company in March 2010. From April 2009 to January 2010, Mr. Moulder served as vice chairman of the board of directors and president and chief executive officer of Abraxis BioScience, Inc., a biotechnology company. Before that, Mr. Moulder served as vice chairman of Eisai Corporation of North America, from January 2008 until January 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc., a pharmaceutical company, in January 2008. Mr. Moulder served as president and chief executive officer and as a member of the board of directors of MGI PHARMA, Inc. from May 2003 through January 2008. Mr. Moulder joined MGI PHARMA, Inc. in September 1999 as executive vice president and was promoted to president and chief operating officer in May 2002. Mr. Moulder earned a bachelor of science degree in pharmacy from Temple University and a master of business administration degree from the University of Chicago. Mr. Moulder currently serves as chairman of the board of directors of Trevena, Inc. (NASDAQ: TRVN), as a trustee of Temple University, and is on the board of the Fox Chase Cancer Center. Mr. Moulder also served as a director of Cubist Pharmaceuticals, Inc. through the sale of the company to Merck & Co., Inc. in 2015. The board of directors believes Mr. Moulder's perspective and experience as our co-founder and Chief Executive Officer, his depth of operating and senior management experience in our industry and his experience serving on the boards of directors of public and private companies in the life sciences industry provide him with the qualifications and skills to serve as a director.

        Mary Lynne Hedley, Ph.D. has served as our President and as a member of our board of directors since co-founding the Company in March 2010. She also served in the role of Chief Scientific Officer from the Company's founding until she became Chief Operating Officer in July 2014. From July 2009 to February 2010, Dr. Hedley served as executive vice president of operations and chief scientific officer of Abraxis BioScience, Inc. Dr. Hedley served as executive vice president of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc. in January 2008. Dr. Hedley served in various positions at MGI PHARMA, Inc. from 2004 through its acquisition in January 2008, most recently as executive vice president and chief scientific officer. Prior to that, Dr. Hedley co-founded and served as the president and chief executive officer of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc. in 2004. Before co-founding ZYCOS, Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University. Dr. Hedley earned a bachelor of science degree in microbiology from Purdue University and a doctoral degree in immunology from the University of Texas, Southwestern Medical Center. Dr. Hedley currently serves on the boards of directors of bluebird bio, Inc. (NASDAQ: BLUE), Millendo Therapeutics, Inc. and Youville Place, Inc. She also served on the board of directors of Receptos, Inc. prior to its acquisition by Celgene Corp. in August 2015. The board of directors believes Dr. Hedley's perspective and experience as our co-founder and President, her educational background and her operating and management experience in the life sciences industry provide her with the qualifications and skills to serve as a director.

        David M. Mott has served on our board of directors since May 2010 and as the Chairperson of the board of directors since July 2011. Mr. Mott has served as a general partner of New Enterprise Associates ("NEA"), an investment firm focused on venture capital and growth equity investments, since September 2008, where he leads the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc, and served in numerous roles during his tenure including from October 2000 through July 2008 as president and chief executive officer, and previously as chief financial officer, and as president and chief operating officer. During that time, Mr. Mott also served as executive vice president of AstraZeneca Plc from June 2007 to July 2008 following AstraZeneca's acquisition of MedImmune in June 2007. Prior to joining MedImmune, Mr. Mott was a vice president in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott received a Bachelor of Arts degree from Dartmouth College. In connection with his role at NEA, Mr. Mott serves on the boards of various companies. Mr. Mott serves on the boards of the following public companies, all of which are companies in which NEA continues to be invested: Adaptimmune Therapeutics plc (NASDAQ: ADAP), Mersana Therapeutics, Inc. (NASDAQ: MRSN), Ardelyx, Inc. (NASDAQ: ARDX), Epizyme, Inc. (NASDAQ: EPZM), and Nightstar Therapeutics plc (NASDAQ: NITE). Mr. Mott is chairman of the board of each of these companies, other than Nightstar Therapeutics. Mr. Mott previously served on the board of directors of Omthera Pharmaceuticals from March 2011 until July 2013, Clementia Pharmaceuticals from June 2015 until February 2018, and Prosensa Holding, B.V. from January 2012 until January 2015. The board of directors believes Mr. Mott's experience in the life sciences industry as a senior executive and venture capitalist and his service on the boards of directors of other life sciences companies provide him with the qualifications and skills to serve as a director.

        Lawrence M. Alleva has served on our board of directors since March 2012. Mr. Alleva is currently retired. Prior to his retirement in June 2010, Mr. Alleva was employed by PricewaterhouseCoopers LLP ("PwC"), for 39 years, including 28 years as a partner with the firm. Mr. Alleva served clients primarily in the technology sector, including pharmaceutical and biotechnology companies. Additionally, he served in a variety of office and regional practice leadership roles, most recently as ethics and compliance leader (assurance) for PwC from 2006 until his retirement. Mr. Alleva is a Certified Public Accountant (inactive). Mr. Alleva received a bachelor of science degree in accounting from Ithaca College and attended the Columbia University Executive MBA (non-degree) Program. Mr. Alleva also serves as a director for Adaptimmune Therapeutics plc (NASDAQ: ADAP), Bright Horizons Family Solutions Inc. (NYSE: BFAM) and Mersana Therapeutics (NASDAQ: MRSN). Mr. Alleva also served as a director of Mirna Therapeutics, Inc. (now known as Synlogic, Inc.) from July 2014 to August 2017. The board of directors believes Mr. Alleva's extensive experience and expertise working with public companies on corporate finance and accounting matters as a Certified Public Accountant (inactive), his experience serving on other corporate boards, and his experience in a senior leadership role at PwC provide him with the qualifications and skills to serve as a director.

        James O. Armitage, M.D. has served on our board of directors since May 2013. Dr. Armitage has been a professor of internal medicine in the division of hematology and oncology at the University of Nebraska Medical Center since 2003, after having served as chairman of the department of internal medicine, dean of the college of medicine, and in various other capacities since joining the Center in 1982. He also holds a hospital appointment at The Nebraska Medical Center. Dr. Armitage has authored or co-authored more than 600 articles, 108 book chapters and edited or co-edited 27 textbooks. He has previously served as president of the American Society of Clinical Oncology ("ASCO"), and as a member of the ASCO board of directors. Dr. Armitage received a bachelor of science degree from the University of Nebraska and a medical degree from the University of Nebraska Medical Center and completed his post-graduate training at the University of Nebraska Medical Center and the University of Iowa Hospitals and Clinics. The board of directors believes that Dr. Armitage's training as a physician, his research, clinical and administrative experience, and his previous service as a director of a publicly traded biopharmaceutical company provide him with the qualifications and skills to serve as a director.

        Earl M. (Duke) Collier, Jr. has served on our board of directors since May 2014. He has served as President of The Braxton Company, a healthcare strategy consulting firm, since 2015. From 2010 to 2014, Mr. Collier served as chief executive officer of 480 Biomedical and executive chair of Arsenal Medical, Inc., both of which are polymer biotherapeutics companies focused on serious clinical problems unable to be solved by current therapies. Mr. Collier was president at deCODE genetics, Inc., a biopharmaceutical company, from 2009 to 2010, and was executive vice president at Genzyme Corporation ("Genzyme"), a biotechnology company acquired by Sanofi S.A. in 2011, from 1997 to 2009. During his tenure at Genzyme, Mr. Collier was responsible for building the biosurgery, oncology and cardiovascular businesses and overseeing the company's efforts in multiple sclerosis. He also led some of Genzyme's significant acquisitions and the formation of MG Biotherapeutics, a Genzyme joint venture that focused on cardiac cell therapy. He also has served as president of Vitas Healthcare, a hospice provider, a partner at the law firm of Hogan & Hartson LLP, and deputy administrator of the Health Care Finance Administration (now Centers for Medicare & Medicaid Services) in the U.S. Department of Health & Human Services. Mr. Collier received a bachelor of arts degree from Yale University and a law degree from the University of Virginia Law School. Mr. Collier serves on the board of directors of Capricor Therapeutics (OTC: CAPR), a regenerative medicine company, and the Board of Trustees of the Boston Athenaeum. He is also chairman of the board of trustees of Newton-Wellesley Hospital, serves on the board of Partners HealthCare System and is chair of the Innovation Advisory Board of Partners Healthcare Innovation. The board of directors believes Mr. Collier's experience in the life sciences industry as a senior executive and his service on the boards of directors of other life sciences companies provide him with the qualifications and skills to serve as a director.

        Garry A. Nicholson has served on our board of directors since May 2015. Mr. Nicholson is currently retired and serves on the board of directors of biopharmaceutical company Five Prime Therapeutics, Inc. (NASDAQ: FPRX). He served as president and chief executive officer of XTuit Pharmaceuticals, Inc., a biopharmaceutical company, from September 2015 to October 2016. Prior to that, he served as president, Pfizer Oncology, from May 2008 until March 2015. He joined Pfizer, Inc. ("Pfizer"), as the first leader of its global, dedicated oncology business, with direct responsibility for business strategy and operations. He was responsible for clinical development for both early and late stage medicines, for all oncology sales and marketing organizations globally, and for licensing, acquisitions, and the oncology therapeutic area strategy. In addition to his oncology role, he was a member of the Portfolio Strategy and Investment Committee, the governance body with the oversight responsibility for Pfizer research and development. He also served as a member of the Pfizer Foundation board of directors. Prior to joining Pfizer, Mr. Nicholson worked at Eli Lilly and Company ("Lilly"), in a number of leadership roles, including sales management, marketing, human resources, and as the pharmaceutical commercial leader in Italy. He assumed responsibility for the sales and marketing of Lilly's cancer products in the U.S. in 1996 and subsequently managed oncology drug development. Mr. Nicholson earned a bachelor of science degree in pharmacy from the University of North Carolina, Chapel Hill, and a master of business administration degree from the University of South Carolina, Columbia. Mr. Nicholson has also served on the board of directors of SQZ Biotech, a cell therapy company, since December 2015. The board of directors believes Mr. Nicholson's extensive experience in the pharmaceutical industry as a senior executive provide him with the qualifications and skills to serve as a director.

        Kavita Patel, M.D. has served on our board of directors since March 2016. Dr. Patel has been a Non-Resident Senior Fellow at The Brookings Institution, a premier research and thought leadership organization, since January 2011. In this role, Dr. Patel provides senior level vision and guidance for the Center for Health Policy in the Department of Economic Studies of the Institution, specifically helping healthcare systems understand how to transform their clinical environments to become more accountable for the care they provide. Dr. Patel has also been a practicing primary care physician at Johns Hopkins since January 2011. From 2009 to 2010, she served as Director of Policy for the Office on Intergovernmental Affairs and Public Engagement at The White House. Prior to that, she served as Deputy Staff Director for Health for Senator Edward M. Kennedy from 2007 to 2009. Dr. Patel currently serves as a member of the board of directors of SSM Healthcare, a nonprofit integrated delivery system, Community Catalyst, a national advocacy organization, and the National Initiative for Children's Healthcare Quality. She is also a member of the advisory board for the National Commission on Physician Payment Reform, the Robert Graham Center for Policy Studies in Family Medicine and Primary Care, and the Johns Hopkins Medicine Sibley Hospital Innovation Hub. Dr. Patel earned her bachelor of arts from the University of Texas at Austin, her M.D. from the University of Texas Health Science Center, and her master of science in health sciences from the University of California, Los Angeles. The board of directors believes Dr. Patel's years of healthcare leadership experience and clinical work in primary care, research, innovation, policy and advocacy provide her with the qualifications and skills to serve as a director.

        Beth Seidenberg, M.D. has served on our board of directors since June 2011. Dr. Seidenberg has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since May 2005, where she has primarily focused on life science investing. Dr. Seidenberg was previously the senior vice president, head of global development and chief medical officer at Amgen, Inc., a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company, a biopharmaceutical company, and Merck & Co., Inc., a healthcare company. Dr. Seidenberg received a bachelor of science degree from Barnard College and a medical degree from the University of Miami School of Medicine and completed her post-graduate training at Johns Hopkins University and the National Institutes of Health. Dr. Seidenberg serves on the boards of directors of ARMO BioSciences (NASDAQ: ARMO), Atara Biotherapeutics, Inc. (NASDAQ: ATRA), Epizyme, Inc. (NASDAQ: EPZM) and several privately held life sciences companies. The board of directors believes Dr. Seidenberg's training as a physician and her experience in the life sciences industry as a senior executive and venture capitalist provide her with the qualifications and skills to serve as a director.

        Pascale Witz is nominated for election to our board of directors at the Annual Meeting. Ms. Witz would bring nearly three decades of pharmaceutical and healthcare management experience to our board. She currently serves as founder and president of PWH Advisors, providing consulting and advisory services to life sciences companies and investors. From 2013 to 2016, Ms. Witz served at Sanofi SA in a number of senior executive roles, including as executive vice president, global diabetes and cardiovascular. Prior to joining Sanofi, Ms. Witz served more than 17 years at GE Healthcare, including as president and chief executive officer of its medical diagnostics business. Ms. Witz serves on the board of directors for PerkinElmer, Inc. (NYSE: PKI), Horizon Pharma Plc (NASDAQ: HZNP), Regulus Therapeutics, Inc. (NASDAQ: RGLS), Fresenius Medical Care AG & Co. KGaA (NYSE: FMS) and Savencia SA (Euronext Paris: SAVE.PA). Ms. Witz plans to cease serving on the board of Savencia prior to the Annual Meeting. Ms. Witz earned her Master of Business Administration in

Economics and Marketing from INSEAD and her Master of Science in Biochemistry from INSA Lyon. The board of directors believes Ms. Witz's years of experience in the pharmaceutical and healthcare industry as both a senior executive and board member provide her with the qualifications and skills to serve as a director.

Required Vote and Board Recommendation

        In order to be elected as a director, a nominee must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. In addition, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration.

        THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE TEN NOMINATED DIRECTORS.

Non-Employee Director Compensation

        The current compensation program for our non-employee directors, which was in place for all of 2017, is set forth in the chart below. Under this policy, non-employee directors receive a base retainer for their service on the board of directors and fees for certain service and attendance. Non-employee directors are permitted to elect to receive their retainer and fees in cash or unrestricted common stock and are also permitted to elect to defer the receipt of that stock to a date selected by the director or to the date of termination of their service as a director.

2017 Amount
Annual base retainer for each member of the board	$50,000
Additional annual base retainer for Chair of the board of directors*	$30,000
Additional annual base retainer for audit committee service (non-Chair)	$10,000
Additional annual base retainer for audit committee Chair*	$20,000
Additional annual base retainer for compensation committee service (non-Chair)	$7,500
Additional annual base retainer for compensation committee Chair*	$15,000
Additional annual base retainer for governance and nominating committee service (non-Chair)	$5,000
Additional annual base retainer for governance and nominating committee Chair*	$10,000
Additional per meeting fee for meetings of the board of directors in excess of 10 meetings per year	$1,500
Additional per meeting fee for meetings of committees of the board of directors in excess of six meetings per year	$1,500

*
A director who serves as a member of a committee or as Chair of the board of directors or a committee of our board of directors receives the retainer fee associated with such committee or Chair service in addition to the annual base retainer fee associated with service on the board generally.

        The amounts described in the chart above are paid in a single payment on the first business day of the month following our annual meeting.

        In 2017, each incumbent non-employee director received an annual award of options to purchase 12,000 shares of our common stock, which vests on the earlier of the one-year anniversary of the date of grant and the date of our next annual meeting, subject to the director's continued service on the board of directors. In addition, in 2017, any newly-appointed non-employee director would have been eligible to receive a one-time initial award of options to purchase 24,000 shares of our common stock, which vest annually over a three-year period, subject to the director's continued service on the board of directors.

        In February 2018, the board, based on the unanimous recommendation of the compensation committee of the board, approved a revised Non-Employee Director Compensation Policy, including specific compensation amounts for 2018 and overall caps on director compensation, subject to approval by our stockholders. See "PROPOSAL NO. 2—Approval of the Non-Employee Director Compensation Policy, including Compensation Amounts for 2018."

Director Compensation

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2017:

Name	Fees Earned Or Paid in Cash(1)	Option Awards(2)	Total
Lawrence M. Alleva	$70,000	$995,526	$1,065,526
James O. Armitage, M.D.	57,500	995,526	1,053,026
Earl M. (Duke) Collier, Jr.	68,500	995,526	1,064,026
David M. Mott	101,000	995,526	1,096,526
Garry A. Nicholson	60,000	995,526	1,055,526
Arnold L. Oronsky, Ph.D.	50,000	995,526	1,045,526
Kavita Patel, M.D.	55,000	995,526	1,050,526
Beth Seidenberg, M.D.	60,000	995,526	1,055,526

(1)
Includes annual fees, committee chair fees and meeting fees, including fees paid in the form of Company common stock pursuant to the Company's 2015 Non-Employee Director Stock Incentive Plan. Except for Dr. Armitage, the directors elected to receive their entire 2017 annual retainer in fully vested shares of common stock. The number of shares issued in lieu of cash for the retainer fees and committee fees were: Mr. Alleva, 469 shares; Mr. Collier, 459 shares; Mr. Mott, 676 shares; Mr. Nicholson, 402 shares; Dr. Oronsky, 335 shares; Dr. Patel, 368 shares; and Dr. Seidenberg, 402 shares. In each case, the shares had a fair market value of $149.22 per share on the date of issuance.

(2)
Each non-employee director was granted an option to purchase 12,000 shares of our common stock at an exercise price of $149.22 per share, which vests on the earlier of the one-year anniversary of the grant date and the date of our next annual meeting, subject to continued service on our board. Amounts shown do not reflect compensation actually received by the director but represent the aggregate full grant date fair value of stock option awards granted to the director and calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock-Based Compensation ("ASC 718"), disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note 9 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K for the year ended December 31, 2017.

        The following table sets forth, as of December 31, 2017, the aggregate number of exercisable and unexercisable option awards outstanding held by our current non-employee directors:

	Option Awards (shares)
Name	Exercisable	Unexercisable
Lawrence M. Alleva	70,570	12,000
James O. Armitage, M.D.	47,000	12,000
Earl M. (Duke) Collier, Jr.	47,000	12,000
David M. Mott	42,000	12,000
Garry A. Nicholson	28,666	20,334
Arnold L. Oronsky, Ph.D.	42,000	12,000
Kavita Patel, M.D.	8,000	28,000
Beth Seidenberg, M.D.	42,000	12,000

Director and Officer Stock Ownership Guidelines

        We believe that it is important that directors focus on long-term stockholder value and that their interests are aligned with those of our stockholders. Our stock ownership guidelines require each director to hold shares of our common stock with a value equal to three times the amount of the annual base retainer fee paid to directors for service on the board. This amount will be re-calculated whenever there is a change in the annual base retainer fee. Additionally, our amended stock ownership guidelines, effective May 11, 2017, require (i) our CEO and our President to hold shares of our common stock with a value equal to at least five times the amount of his or her annual base salary, and (ii) each officer with a title of Senior Vice President or higher who is required to report ownership of the Company's equity securities in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16 Officers"), to hold shares of our common stock with a value equal to at least one and a half times the amount of his or her annual base salary. For this purpose, "value" includes both the market value of shares held directly by such director or officer, or through a trust (including where the delivery of such shares is deferred to a future date following the vesting date by election of the officer or director), and 60% of the value of any vested, in-the-money stock options issued under any Company equity compensation plan. Each director is required to achieve the applicable level of ownership by the later of the date of our 2019 annual meeting and the date that is three years after the date on which the person became a director. Each officer covered by the guidelines is required to achieve the applicable level of ownership by the later of the date of our 2022 annual meeting and the date that is five years after the date on which the person became an officer.

 PROPOSAL NO. 2—APPROVAL OF THE NON-EMPLOYEE DIRECTOR COMPENSATION POLICY, INCLUDING COMPENSATION AMOUNTS FOR 2018

        We are asking our stockholders to approve the TESARO, Inc. Non-Employee Director Compensation Policy ("Director Compensation Policy"), which will impose an annual limit for three years on the aggregate cash and equity incentive compensation that may be awarded to non-employee directors by the Company, as well as establish the specific compensation amounts payable to non-employee directors for calendar year 2018.

        The following summary of the material terms of the Director Compensation Policy is qualified in its entirety by reference to the full text of the Director Compensation Policy, a copy of which is attached as Appendix A to this proxy statement and which is incorporated by reference into this proposal. Stockholders should refer to Appendix A for a more complete description of the Director Compensation Policy.

Aggregate Limits on Compensation for 2018 through 2020

        The Director Compensation Policy provides that, for the three-year period commencing with calendar year 2018 and ending with calendar year 2020, (i) the total annual compensation, including all cash and equity components (based on grant date fair market value), paid to any incumbent non-employee director during any single calendar year shall not exceed $1,000,000, and (ii) the total annual compensation, including all cash and equity components (based on grant date fair market value), paid to any newly appointed non-employee director during any single calendar year shall not exceed $2,000,000 within the calendar year of first being appointed.

Compensation Payable for Calendar Year 2018

        The Director Compensation Policy provides that each non-employee director shall be entitled to the payments described below while serving as a director for calendar year 2018. After calendar year 2018, these retainers, fees and grants may be modified for years after 2018 by the compensation committee or the board in their discretion, subject to the general compensation limits described above.

Annual Base Retainer:	An annual base retainer fee of $50,000 shall be payable to each Non-Employee Director.
An additional annual base retainer fee of $40,000 shall be payable to the Chair of the board.
Committee Chair Fee:	The corresponding annual chair fee set forth below shall also be payable to each non-employee director who becomes or remains the chair of each of the following committees of the board.

Audit committee:	$25,000
Compensation committee:	$20,000
Governance and nominating committee:	$15,000

Committee Membership Fee:	The corresponding annual committee fee set forth below shall also be payable to each non-employee director who becomes or remains a member of the following committees of the board for his or her committee member services.

Audit committee:	$12,500
Compensation committee:	$10,000
Governance and nominating committee:	$7,500

Additional Fees	The corresponding additional meeting fees set forth below shall also be payable to each director who attends in excess of 10 board meetings each year and to each committee member who attends in excess of six committee meetings each year, respectively.

Per board meeting fee after 10 board meetings:	$1,500
Per committee meeting fee after six committee meetings:	$1,500

In addition to the above fees, the board may determine that additional committee fees are appropriate and should be payable for any newly-created committee of the board.
Initial Equity Grant for Newly Appointed Non-Employee Directors:
An initial equity grant of restricted stock, restricted stock units or deferred stock units (collectively, "RSUs"), a stock option award, or a mixture of RSUs and a stock option award with an aggregate target grant date fair value of $760,000, generally vesting over a three-year period, will be awarded to newly-appointed non-employee directors.
Annual Equity Grant for Incumbent Non-Employee Directors:
An annual equity grant of RSUs, a stock option award, or a mixture of RSUs and a stock option award with an aggregate target grant date fair value of $380,000, generally vesting over a one-year period, will be awarded to incumbent non-employee directors.

        During calendar year 2018, the Company will not provide additional compensation to non-employee directors, other than as provided under this Policy, unless such additional compensation is in exchange for bona fide services or is otherwise reviewed and approved in accordance with the Company's Related Party Transaction Policy then in effect.

        The Company intends to transition from its historical practice of an annual equity award consisting only of stock options to an annual equity award comprised of a mix of RSUs and stock options.

Rationale for the Director Compensation Policy

        The proposed Director Compensation Policy is designed to align the Company's non-employee director compensation policies with evolving governance and compensation practices, as well as to attract and retain qualified independent directors to our board. Specifically, in establishing the amounts payable under the Director Compensation Policy, the compensation committee worked with its independent consultant, Pearl Meyer & Partners, LLC, to identify compensation trends in non-employee director compensation and amounts payable to non-employee directors by peer companies. The compensation payable for calendar year 2018 under the proposed Director Compensation Policy is in line with the median of peer non-employee director compensation programs presented by Pearl Meyer, and our board believes the proposed approach to compensation appropriately aligns the interests of our non-employee directors and our stockholders in the future success of the Company, while assuring we do not provide excessive compensation.

Required Vote and Board Recommendation

        The board urges you to approve the Director Compensation Policy as it believes it to be in the best interests of the Company and its stockholders. If our stockholders do not approve the Director Compensation Policy at the Annual Meeting, the board will evaluate the best interests of the Company and decide the action to be taken with respect to such stockholder vote; however, for 2018, the board will not grant compensation in excess of any element of the compensation payable for 2018 set forth above.

        The affirmative vote of stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the proposal is required to approve the Director Compensation Policy. Abstentions and broker non-votes are not taken into account in determining the outcome of this vote.

        THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE NON-EMPLOYEE DIRECTOR COMPENSATION POLICY, INCLUDING COMPENSATION AMOUNTS FOR 2018.

 EXECUTIVE OFFICERS

        TESARO has seven executive officers: Mr. Moulder, our Chief Executive Officer; Dr. Hedley, our President and Chief Operating Officer; Timothy R. Pearson, our Executive Vice President and Chief Financial Officer; Grant C. Bogle, our Senior Vice President and Chief Commercial Officer; Joseph L. Farmer, our Senior Vice President, General Counsel and Secretary; Martin H. Huber, M.D., our Senior Vice President and Chief Medical Officer; and Orlando Oliveira, our Senior Vice President and General Manager, International. Information on Mr. Moulder and Dr. Hedley and their business experience is set forth above in "Proposal No. 1—Election of Directors." Information on Mr. Pearson, Mr. Bogle, Mr. Farmer, Dr. Huber, and Mr. Oliveira and their business experience is set forth below.

        Timothy R. Pearson (50) has served as Executive Vice President and Chief Financial Officer since May 2014. Prior to joining us, Mr. Pearson served as Chief Financial Officer, Executive Vice President and Treasurer of Catalyst Health Solutions, Inc., a publicly held pharmacy benefit manager, from August 2011 until Catalyst was acquired by SXC Health Solutions (now Catamaran Corporation) in July 2012. Prior to joining Catalyst, Mr. Pearson served as Chief Financial Officer and Executive Vice President of MedImmune, the global biologics business for AstraZeneca plc. Mr. Pearson, a Certified Public Accountant, holds dual B.S. degrees from the University of Delaware (in business administration) and the University of Maryland University College (in accounting), as well as an M.S. in Finance from Loyola University. Mr. Pearson serves on the board of directors of GlycoMimetics, Inc. (NASDAQ: GLYC) and RA Pharmaceuticals, Inc. (NASDAQ: RARX).

        Grant C. Bogle (60) has served as Senior Vice President and Chief Commercial Officer since July 2015. Prior to joining us, Mr. Bogle was Senior Vice President, Pharmaceutical and Biotech Solutions at McKesson Specialty Health, where he was part of the executive leadership team and led the informatics, health economics and outcomes research, reimbursement access and safety services, and U.S. Oncology Clinical Research business units. These business units were comprised of approximately 1,000 employees. Mr. Bogle was an employee of McKesson for eight years. Previously, he was Senior Vice President of Sales and Marketing for Millennium Pharmaceuticals, where he was responsible for the oncology product, VELCADE. Prior to joining Millennium, Mr. Bogle held senior sales and marketing roles at numerous other pharmaceutical companies. He holds an M.B.A. from Columbia University and a B.A. in economics from Dartmouth College.

        Joseph L. Farmer (46) has served as Senior Vice President, General Counsel and Secretary since March 2015. From November 2012 until February 2015, Mr. Farmer served as Vice President, Chief Corporate Counsel and Assistant Secretary of Cubist Pharmaceuticals, Inc., prior to its sale to Merck & Co., Inc. Prior to joining Cubist, Mr. Farmer served as Vice President, General Counsel and Secretary of publicly-traded software company Pegasystems Inc. from June until November 2012. From February 2005 until June 2012, Mr. Farmer held management positions with increasing levels of responsibility at AMAG Pharmaceuticals, Inc., a publicly-traded specialty pharmaceutical company, including as its Chief Administrative Officer, General Counsel and Secretary. He received his B.A. in economics from Boston University and his J.D. from Boston College Law School.

        Martin H. Huber, M.D. (58) has served as Senior Vice President and Chief Medical Officer since September 2015. Prior to joining us, beginning in 2009, Dr. Huber served as Vice President, Oncology Clinical Research, at Merck Research Laboratories. Dr. Huber has over 20 years of leadership experience in the biopharmaceutical industry. Prior to Merck, he served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche and Rhone-Poulenc Rorer, where he led teams in the areas of oncology clinical development, drug safety and pharmacovigilance. He previously served as an assistant professor of oncology at the University of Texas MD Anderson Cancer Center. Dr. Huber received his M.D. from Baylor College of Medicine.

        Orlando Oliveira (42) has served as Senior Vice President and General Manager, International since September 2015. Prior to joining us, Mr. Oliveira was Vice President, Europe and Intercontinental Operations at Cubist Pharmaceuticals, where he led a team of executives that managed operations in 19 countries across Europe, Canada and Australia and was responsible for all alliances within Cubist covering Japan, China, Latin America and the Middle East and North Africa regions. Previously, from 2001 through 2014, Mr. Oliveira held several positions of increasing responsibility at Amgen, Inc., including country leadership roles in Portugal and Mexico and international oncology marketing roles. He began his career in sales at Johnson and Johnson. He earned his pharmacy degree from the University of Coimbra, Portugal.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

        This Compensation Discussion & Analysis addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the "Summary Compensation Table" below, or our "named executive officers," and material factors relevant to these policies and decisions. It should be read together with the related tables and disclosures that follow. Our named executive officers for the year ended December 31, 2017 were:

  •
  Leon O. Moulder, Jr., our Chief Executive Officer;

  •
  Mary Lynne Hedley, Ph.D., our President and Chief Operating Officer;

  •
  Timothy R. Pearson, our Executive Vice President and Chief Financial Officer;

  •
  Martin H. Huber, M.D., our Senior Vice President and Chief Medical Officer; and

  •
  Orlando Oliveira, our Senior Vice President and General Manager, International.

Compensation Philosophy and Objectives

        Our primary objectives with respect to the compensation of our named executive officers are to retain and motivate them because we believe they have experience and competencies that are critical to achievement of our business goals. This is consistent with the overall approach of our compensation system generally, which is to attract, retain and motivate employees (including our officers) who have relevant, critical skills and experience, and can make important contributions to the achievement of our business goals. We seek to achieve these objectives by:

  •
  Establishing the components of our compensation packages at competitive levels.  For our named executive officers, this means using comparative market data as an integral element in setting compensation levels.

  •
  Implementing annual variable incentive compensation that is tied to specific corporate goals. Our annual incentive program is focused on motivating our executives to achieve both company-wide and individual goals that are tied to our strategic plan.

  •
  Using equity awards that vest over time and deliver greater value as our stock price increases. Using equity awards in order to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value.

        As the pie chart below indicates, nearly 90% of our Chief Executive Officer's target compensation is variable compensation tied to either future operational or stock-price performance of the Company. Similarly, well over 80% of the target compensation for each of our other named executive officers is tied to future performance of the Company.

Strong Compensation Practices

        Our compensation program features a number of practices designed to further align the interests of our named executive officers with those of our stockholders.

        Practices we employ:

  •
  We pay for performance.  Compensation tied to Company performance comprises a significant part of an executive's total compensation, and long-term equity-linked compensation is the largest element of total compensation.

  •
  We target pay competitively.  We seek to target pay to verifiable market data in order to ensure that we are both paying fairly and not overpaying our executives.

  •
  We use an independent compensation consultant.  For 2017 compensation decisions, the compensation committee engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") as an independent compensation consultant to advise the committee and help verify market and best practices.

  •
  We have meaningful vesting periods.  Our equity awards generally have four-year ratable vesting from the date of grant.

  •
  We have a recoupment policy.  Our incentive plans require repayment of awards in the event of an accounting restatement involving certain forms of misconduct.

  •
  We have director and executive officer stock ownership guidelines.  Each of our directors and Section 16 Officers is required to hold shares of our common stock with a value equal to at least (i) in the case of directors, three times the amount of the annual base retainer fee paid to directors, (ii) in the case of our CEO and President, five times the amount of his or her annual base salary, and (iii) in the case of our Section 16 Officers, one and a half times the amount of his or her annual base salary.

        Practices we do not employ:

  •
  We do not offer single trigger change of control payments.  Our severance arrangements are "double trigger" and in the event of a change of control will only provide severance payments if there is a termination of employment.

  •
  We do not provide for excessive perquisites.  We do not provide any perquisites to our named executive officers, other than limited amounts with respect to insurance payments.

  •
  We do not offer guaranteed bonuses.  The Company's annual incentive plan does not provide payment without achievement of performance goals, regardless of the reason for the failure to achieve performance goals.

  •
  We do not provide for tax gross-ups.  We do not provide any tax gross-ups to executives (other than customary payments in connection with relocation payments), including on any severance/change in control payments.

  •
  We do not permit hedging or pledging of our securities.  We prohibit our directors and officers from profiting from short-term speculative swings in the value of the Company's stock through "short sales," "put" and "call" options or other derivative securities, forward sale contracts and other hedging transactions. We also prohibit our directors and officers from pledging, borrowing against any account in which Company securities are held, or creating any other encumbrance with respect to securities of the Company.

Compensation Setting Process

        Determination of Compensation.    The compensation committee of our board of directors makes compensation decisions regarding our named executive officers, other than our Chief Executive Officer. For our Chief Executive Officer, the compensation committee makes formal recommendations to the independent members of the board of directors, who make the final compensation decisions for our Chief Executive Officer.

        When making decisions about compensation for the named executive officers other than Mr. Moulder, the compensation committee considers and gives substantial weight to the recommendations of Mr. Moulder and Dr. Hedley (to the extent the named executive officer reports to her) regarding their performance, and the committee's independent compensation consultant, as well as its industry experience and business judgment. The compensation committee and the board of directors evaluate the performance of Mr. Moulder and make determinations as to his compensation based on their assessment of his and the Company's performance and the recommendation of the independent compensation consultant.

        Independent Compensation Consultant.    For 2017 compensation decisions, the compensation committee engaged Pearl Meyer as an independent compensation consultant. Pearl Meyer provided analysis and recommendations to the compensation committee regarding:

  •
  trends and emerging topics with respect to executive compensation;

  •
  peer group selection for executive compensation benchmarking;

  •
  compensation practices for our peer group;

  •
  compensation programs and levels for executives and all of our associates; and

  •
  stock utilization and related metrics.

        When requested, Pearl Meyer consultants attended meetings of the compensation committee, including executive sessions in which executive compensation issues were discussed. Pearl Meyer reported to the compensation committee and not to management, although Pearl Meyer met with management for purposes of gathering information for its analyses and recommendations.

        In determining to engage Pearl Meyer, the compensation committee considered the independence of Pearl Meyer, taking into consideration relevant factors, including the absence of other services provided to the Company by Pearl Meyer, the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer's total revenue, the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Pearl Meyer had with any member of the compensation committee, and any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The compensation committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the compensation committee did not create any conflicts of interest, and that Pearl Meyer qualified as independent pursuant to the independence standards set forth in the NASDAQ listing standards promulgated pursuant to Section 10C of the Exchange Act.

        Comparative Framework.    As part of its consideration of executive officer compensation for 2017, the compensation committee used a comparative framework developed with the assistance of Pearl Meyer. This framework used information from proxy statements of the peer group of companies and from the 2016 Radford Global Life Sciences Survey data, which is assembled from publicly-traded biotechnology and life sciences companies, in order to develop a competitive market against which compensation can be measured.

        To develop the peer group of companies, the compensation committee, with assistance from Pearl Meyer, considered the market capitalization, size, revenues, stage of development, and other key business metrics of other biotechnology and biopharmaceutical companies relative to the Company. The selected peer group consisted of the following companies:

ACADIA Pharmaceuticals	Agios Pharmaceuticals	Alkermes
Alnylam Pharmaceuticals	Ariad Pharmaceuticals	bluebird bio
Exelixis	Halozyme Therapeutics	Intercept Pharmaceuticals
Ionis Pharmaceuticals	Ironwood Pharmaceuticals	Juno Therapeutics
Medivation	Nektar Therapeutics	Neurocrine Biosciences
Seattle Genetics	The Medicines Company

        Prior Votes on Executive Compensation.    In 2017, approximately 99% of the stockholder votes cast on the Company's non-binding proposal on executive compensation were voted in favor of the Company's executive compensation proposal, and the compensation committee considered this level of overwhelming support in setting 2018 compensation levels. The compensation committee of the board expects to take into account the outcome of future votes on executive compensation as it considers the Company's executive compensation program.

Components of our Compensation Program

        The compensation program for our named executive officers consists of base salary, annual variable incentives under our short-term incentive ("STI") program and long-term incentives that are comprised of equity awards. Our named executive officers are also entitled to certain compensation upon termination of their employment. We believe these different forms of compensation provide appropriate incentives to achieve our business goals within the context of our overall philosophy for compensation.

        The compensation committee generally tries to establish compensation for our named executive officers so that base salary and short-term incentive target opportunities are at approximately the 50th percentile of the competitive market composite and so that long-term incentive opportunities are at approximately the 75th percentile of the competitive market composite. The compensation committee believes these targets are consistent with our philosophy discussed above of establishing compensation at competitive levels in order to attract and retain high performing executives, while focusing on opportunities to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value.

        Base Salary.    The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, roles and responsibilities.

        For 2017, the compensation committee and board of directors approved increasing the base salary for each of Mr. Moulder and Dr. Hedley to $660,000 and $610,000, respectively. The increases to Mr. Moulder's and Dr. Hedley's base salaries, 3.1% and 4.3%, respectively, were made, in part, in an effort to make them competitive with the base salaries of similarly-situated executives at our peer companies, as well as to provide customary market merit-based annual base salary increases and to recognize their performance.

        Mr. Pearson's base salary was increased for 2017 to $420,000, reflecting a market merit-based increase of approximately 4.4% based on his performance. Dr. Huber's base salary was increased to $460,000, an 8.9% increase over his 2016 base salary, reflecting both the high level of his performance and an effort to make his base salary competitive with similarly-situated chief medical officers at our peer companies. Mr. Oliveira's base salary was increased to $457,000, a 17% increase over his 2016 base salary, reflecting both the high level of his performance and an effort to make his base salary competitive with similarly-situated international general managers based on international survey data. The foregoing increases were each made, in part, to make each executive's salary competitive with approximately the 50th percentile of base salaries of similarly situated executives at our peer companies.

  Short-term Incentive Program.

        General.    Our STI program is intended to provide a cash incentive to our named executive officers for achieving both company-wide and individual goals approved at the beginning of each year by our compensation committee and board of directors. We believe that having an annual STI program provides an important and customary retention tool and motivates our executives to achieve the specific goals that are a part of the program.

        Relative Weighting Between Company-wide and Individual Goals.    For 2017, the company-wide goals and individual goals for our named executive officers were established by the compensation committee and approved by our board of directors. The compensation committee and the board of directors determined that for 2017 the STI program would weight company-wide goals and individual goals as set forth in the chart below for each of our named executive officers:

Named Executive Officer	Weighting of Company-Wide Goals	Weighting of Individual Goals
Leon O. Moulder, Jr.,	100%	0%
Chief Executive Officer
Mary Lynne Hedley, Ph.D.,	90%	10%
President and Chief Operating Officer
Timothy R. Pearson,	80%	20%
Executive Vice President and Chief Financial Officer
Martin H. Huber Jr., M.D.,	80%	20%
Senior Vice President and Chief Medical Officer
Orlando Oliveira,	80%	20%
Senior Vice President and General Manager, International

        The relative weighting between the company-wide goals and the individual goals reflects our belief that if the primary focus of our named executive officers is the achievement of company-wide goals, then we will increase the likelihood of achieving our strategic plan.

        Target Payout.    The STI program is structured so that achievement of the company-wide goals and the individual goals at a level of 100% would result in the named executive officer receiving an STI target payment in an amount equal to a specified percentage of his or her base salary. For each named executive officer, a 100% achievement under the STI program would result in a target payment expressed as a percentage of base salary, which was equal to 70% for Mr. Moulder, 65% for Dr. Hedley, and 50% for each of the other named executive officers. The target STI percentage for each of our named executive offices is intended to approximate the 50th percentile of the percentage STI opportunity available to similarly situated executives at our peer companies so that, when combined with such executive's base salary, the total potential cash compensation of each officer is at approximately the 50th percentile of his or her peers. The STI program for 2017 was also structured so that each named executive officer could achieve up to 150% of the target award with respect to the achievement of the company-wide goals, and up to 120% with respect to achievement of the individual goals, in each case for exceptional performance. The compensation committee believes that payment of more than 100% of a target award with respect to the achievement of company-wide or individual goals is an appropriate reward for exceptional performance, but it also believes that there should be an upper limit on the opportunities under the STI program.

        Company-wide Goals.    For 2017, we had four company-wide goals. The four goals were based on our operating plan and long-term strategy. The compensation committee and the board of directors agreed that each of our company-wide goals should be weighted based on their subjective judgment regarding the relative importance of each of these goals. The compensation committee believes it established target goals that were achievable with an appropriate amount of dedication and hard work and, therefore, it was more likely than not that each executive officer would earn a payment under the STI program, but not necessarily the target award under the STI program, which is consistent with our compensation philosophy. Our compensation committee believes that at the time the objectives were set, there would be a substantial degree of difficulty in achieving the objectives at the target 100% level and a much greater degree of difficulty in achieving them at the stretch level.

        In early 2018, our compensation committee reviewed our progress on the company-wide goals for 2017 and concluded that the company-wide goals had been achieved at an 88% level. For each of the named executive officers, this meant that they earned 88% of the company-wide goals portion of their STI target payment, or 88% of the total STI target payment for Mr. Moulder, 79.2% of the total STI target payment for Dr. Hedley, and 70.4% of the total STI target payment for the other named executive officers.

        The following table reflects the company-wide goals for 2017, the respective weighting and the level of achievement for each goal, as determined by the board of directors, based on the recommendation of the compensation committee:

Company-Wide Goal	Weighting	Level of Achievement (weighted achievement)

VARUBI®/VARUBY®: • Gain U.S. Food and Drug Administration ("FDA") approval for the intravenous ("IV") formulation of VARUBI® and successfully launch the product into the U.S. market; • Gain European Medicines Authority ("EMA") approval for oral VARUBY®; and • Be prepared to launch in targeted European Union ("EU") countries.	30%	20% (6%)

The level of achievement reflects that the Company fell significantly short of this goal. Although VARUBI IV was approved and launched in the U.S. in the fourth quarter of 2017, the Company recently decided to suspend distribution of the product in the U.S. The Company did obtain EMA approval for oral VARUBY in April 2017 and successfully launched the product into several EU countries.

Niraparib: • Gain FDA approval for ZEJULA® and successfully launch into the U.S. market; • Gain EMA approval for ZEJULA and be prepared to launch in targeted EU countries; • Achieve development objectives for niraparib ovarian cancer treatment strategy; and • Initiate new niraparib clinical trials in new tumors.	40%	130% (52%)

The level of achievement reflects that the Company significantly over-achieved this goal. The Company obtained U.S. FDA marketing approval for ZEJULA ahead of schedule in March of 2017 and EU marketing approval from EMA in November of 2017. The Company also achieved total ZEJULA product revenue of approximately $109 million, significantly exceeding the Company's internal revenue objective, while advancing its niraparib development programs.

Immuno-Oncology & Pipeline: • Achieve various development objectives for the Company's immuno-oncology pipeline, including initiation of registration program for TSR-042; • Initiate cohort expansion with TSR-022 in combination with an anti-PD-1; and • Submit investigational new drug application for TSR-033.	20%	100% (20%)

The level of achievement reflects that the Company achieved its various development goals related to the advancement of its immuno-oncology and other pipeline assets. The Company successfully initiated a registration trial of TSR-042 in patients with microsatellite instability-high tumors and various clinical trials involving TSR-042, TSR-022, and TSR-033.

Organization: • Successfully maintain and enhance the TESARO culture while scaling globally; • Scale the organization for product launches and expanded research and development activities; and • Implement an enterprise resource planning ("ERP") system.	10%	100% (10%)

The level of achievement reflects that the Company successfully recruited, hired and integrated a large number of new employees globally while executing multiple product launches and preserving the Company culture in 2017. The Company also successfully implemented a new ERP system as planned.

	100%	Total Achievement Level of 88% of Company-wide Goals

        Individual Goals.    At the beginning of 2017, the compensation committee established individual goals for each of our named executive officers who were then serving, other than our Chief Executive Officer, whose performance is evaluated 100% based upon achievement of the company-wide goals. The rationale behind assigning individual goals to each of our other named executive officers is that each of them is responsible for activities within their respective job functions that support achieving company-wide goals and the Company's strategic plan. We believe that it is important that these individual goals be achieved and incentivized. Nevertheless, as demonstrated by the relative weighting between the company-wide goals and the individual goals for each of our named executive officers, we believe that achievement of the company-wide goals has a more direct and immediate impact on the creation of stockholder value than the achievement of the individual goals.

        We assigned each of the named executive officers, other than our Chief Executive Officer, between three and five individual goals. Each of those individual goals was then weighted to reflect the decision of our compensation committee, based on the recommendation of our Chief Executive Officer and/or our President and Chief Operating Officer (to the extent the named executive officer reports to her), as to the relative importance of each goal to the officer's job function and the contribution that successfully performing the goal would make to our company-wide goals and strategic plan. If the officer accomplished all of his or her individual goals at his or her expected performance level, then the officer would receive 100% of the target STI payment with respect to the officer's individual goals. For Dr. Hedley, this would equate to 10% of her total STI target payment. For Mr. Pearson, Dr. Huber, and Mr. Oliveira this would equate to 20% of each of their respective total STI target payments. For 2017, the officers also had the opportunity to achieve at a level of up to 120% of the target STI payment related to the individual goals.

        For the named executive officers other than Mr. Moulder, our compensation committee determines the level of achievement of their respective individual goals. This determination is made following consultation with Mr. Moulder and is based in large part on his recommendation and that of Dr. Hedley, to the extent a named executive officer reports to her.

        The following paragraphs describe for each of our named executive officers their individual goals, the relative weighting of each of those individual goals, the level of achievement by the executive officer for each individual goal, and the percentage STI payment arising from the achievement of the individual goal.

        Leon O. Moulder, Jr., Chief Executive Officer.    Mr. Moulder's STI payment is based 100% upon the achievement of the Company-wide annual goals. Accordingly, for 2017, Mr. Moulder earned 88% of his total target STI payment.

        Mary Lynne Hedley, Ph.D., President and Chief Operating Officer.    Dr. Hedley was assigned goals related to (1) providing overall leadership for the Company (30% weighting), (2) ensuring organizational alignment and scalability to develop, operationalize and support the Company's long-range strategic plan (25% weighting), (3) the development and execution of our business development strategy and the maintenance of successful alliances with key partners (25% weighting), and (4) contributing to the investor relations goals of the Company (20% weighting). Based on the achievement of her individual goals, particularly her exceptional leadership in developing and executing our long range plan and business development strategy, the compensation committee determined that Dr. Hedley achieved her individual goals at the 100% level. Accordingly, for 2017, Dr. Hedley earned 100% of the 10% portion of the total STI target payment that was attributed to the achievement of her individual performance goals.

        Timothy R. Pearson, Executive Vice President and Chief Financial Officer.    Mr. Pearson was assigned goals related to (1) continuing to build an organizational structure for the finance and information technology functions to support the Company's growth (30% weighting), (2) achieving financial goals related to capital raising activities (20% weighting), (3) driving overall corporate strategy development in conjunction with the CEO and President (30% weighting), (4) enhancing the Company's financial planning and analytic capabilities (10% weighting), and (5) leadership of certain governance and compliance processes (10% weighting). Based on the achievement of his individual goals, particularly his exceptional leadership with respect to the execution of the Company's debt facility and the implementation of the Company's ERP system, the compensation committee determined that Mr. Pearson achieved his individual goals at the 105% level. Accordingly, for 2017, Mr. Pearson earned 105% of the 20% portion of the total STI target payment that was attributed to the achievement of his individual performance goals.

        Martin H. Huber Jr., M.D., Senior Vice President and Chief Medical Officer.    Dr. Huber was assigned goals related to (1) building a high-quality and sustainable global research and development organization (25% weighting), (2) the achievement of the various development goals established by the Company's various core teams with respect to the Company's ongoing development programs (20% weighting), (3) reporting initial data from the Company's niraparib breast cancer clinical trial (10% weighting), (4) developing a high-quality and effective global medical affairs function (20% weighting), and (5) developing and improving the performance of the Company's global clinical and study sub-teams (25% weighting). Based on the achievement of each of his individual goals, including his exceptional overall leadership of the Company's research and development function, the compensation committee determined that Dr. Huber achieved his individual goals at the 110% level. Accordingly, for 2017, Dr. Huber earned 110% of the 20% portion of the total STI target payment that was attributed to the achievement of his individual performance goals.

        Orlando Oliveira, Senior Vice President and General Manager, International.    Mr. Oliveira was assigned goals related to (1) obtaining regulatory approvals for ZEJULA and oral VARUBY in a timely manner and achieving sales objectives related to each product (40% weighting), (2) building and retaining a high quality international organization consistent with the Company's culture and values (30% weighting), and (3) ensuring timely execution of all pre-launch activities, including deployment of the Company's Early Access Program and the development of the Company's pricing strategy in Europe (30% weighting). Based on the achievement of each of his individual goals, including his exceptional leadership with respect to the ZEJULA and VARUBY product launches in Europe, the compensation committee determined that Mr. Oliveira achieved his individual goals at the 115% level. Accordingly, for 2017, Mr. Oliveira earned 115% of the 20% portion of the total STI target payment that was attributed to the achievement of his individual performance goals.

        Overall STI Program Payments for 2017.    The following table sets forth for each of our named executive officers, their target STI payment, including as a percentage of base salary, the percentages of the STI payment attributable to company-wide and individual goals, the level of performance achieved by each named executive officer with respect to both the company-wide and individual goals, and the total STI payment to each named executive officer as a result of his or her participation in the STI program for 2017. Where appropriate, we have included this information both as a percentage and as a dollar amount.

Named Executive Officer	Target Award (%)	Target Award ($)	Company- wide Goal Achievement (%)	Company- wide Goal Achievement ($)	Individual Goal Achievement (%)	Individual Goal Achievement ($)	STI Payout (%)	STI Payout ($)
Leon O. Moulder, Jr.	70%	$462,000	88%	$406,560	—	$—	88%	$406,560
Mary Lynne Hedley, Ph.D.	65%	$396,500	88%	$314,028	100%	$39,650	89%	$353,678
Timothy R. Pearson	50%	$210,000	88%	$147,840	105%	$44,100	91%	$191,940
Martin H. Huber, M.D.	50%	$230,000	88%	$161,920	110%	$50,600	92%	$212,520
Orlando Oliveira	50%	$228,600	88%	$160,900	115%	$52,600	93%	$213,500

        Long-term Incentive Program.    Our use of equity awards is intended to align our named executive officers' interests with the interests of our stockholders by providing an incentive to our named executive officers to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to retain executives. We determine the size and frequency of awards based on numerous factors, including the executive's skills and experience, the executive's responsibilities, internal equity and the approach to setting compensation described under "—Determination of Compensation" above.

        In February 2017, the compensation committee and the board of directors authorized grants of a mix of stock options and RSUs to each of Mr. Moulder, Dr. Hedley, Mr. Pearson, Dr. Huber and Mr. Oliveira as of March 1, 2017. The compensation committee first began to incorporate the use of RSUs into our equity award program to take into account the relative growth of the Company as we transitioned to a more mature commercial-stage biopharmaceutical company. The compensation committee believes that RSUs are an effective method of both rewarding and incentivizing our named executive officers in a manner less dilutive than stock options, while also continuing to align their interests with those of our stockholders by creating a mechanism to encourage executives to take a larger ownership stake in the Company. The compensation committee also believes it is important to continue to utilize stock options because it believes that stock options are very effective tools for motivating executives to increase long-term value and align our executives' interests with those of our stockholders.

        To determine the exact number of equity awards to grant to each executive, the compensation committee determined an approximate dollar value delivered to similarly-situated executives at our peer group companies, in each case targeted at approximately the 75th percentile of the competitive market composite. Taking into account the rationale discussed above for the use of options and RSUs, the compensation committee determined to split the grant values relatively equally between stock options and RSUs. The specific number of options that was awarded to each of Mr. Moulder, Dr. Hedley, Mr. Pearson, Dr. Huber and Mr. Oliveira was determined using a Black-Scholes option pricing model, and the specific number of RSUs was determined using the then-current fair market value of our common stock.

        All of the stock options issued to the named executive officers in 2017 vest in 48 equal installments on each monthly anniversary of the grant date. The RSUs granted as part of the annual grant to executives in 2017 vest in equal installments on each of the first four annual anniversaries of the grant date.

Offer Letters and Employment Letter Agreements

        In May 2010, in connection with our Series A preferred stock financing, we entered into offer letters with Mr. Moulder and Dr. Hedley that provided for compensation arrangements appropriate for executives at what was then a small, private company. In June 2012, these agreements were amended and restated in anticipation of our initial public offering in order to form a part of a competitive compensation package for a publicly-traded company and to keep Mr. Moulder and Dr. Hedley focused on our business goals and objectives. In February 2017, in connection with a periodic review of the terms of the employment letter agreements by the compensation committee to ensure that the terms of our executives' employment arrangements remain competitive with similarly-situated executives in the peer group, Mr. Moulder and Dr. Hedley each entered into an amended and restated employment letter agreement with the Company.

        We entered into offer letters when each of Mr. Pearson, Dr. Huber and Mr. Oliveira joined the Company in 2014, 2015 and 2015, respectively. Shortly after Mr. Oliveira joined the company in 2015, his offer letter was superseded by a new employment agreement. In February 2017, in connection with the periodic review discussed above, Mr. Pearson and Dr. Huber each entered into an amended and restated employment letter agreement with the Company. In general, the employment letter agreements with Mr. Pearson and Dr. Huber are consistent with the amended and restated employment letter agreements with Mr. Moulder and Dr. Hedley. It was determined during the periodic review not to amend Mr. Oliveira's employment agreement in light of the fact that his agreement already contained certain benefits comparable to those contained in the amended and restated employment letter agreements of other executive officers.

        See "—Employment Letter Agreements" below for further details on the specific terms of the various employment letter agreements with each of our named executive officers and of Mr. Oliveira's employment agreement.

Payments on Termination

        Pursuant to their 2017 amended and restated employment letter agreements, and in the case of Mr. Oliveira, his 2015 employment agreement, each of our named executive officers is entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of the Company. The terms of these arrangements are more fully described below under "—Employment Letter Agreements" and "—Potential Payments Upon a Termination or Change in Control." We believe these protections are appropriate and standard for the senior executives of a biopharmaceutical company such as the Company, in light of the high level of acquisition activity in our industry. We believe that providing benefits in the event of a change of control of the Company allows our named executive officers to focus their attention on building our business rather than on the personal implications of a transaction.

Federal Tax Considerations under Section 162(m)

        Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly traded corporation for any remuneration in excess of $1.0 million of compensation paid to specified executive officers in a calendar year. The Tax Cuts and Jobs Act of 2017 eliminated certain exceptions to the $1.0 million deduction limit for qualified performance-based compensation, except with respect to certain agreements in effect on November 2, 2017 (the "162(m) Grandfather"). Historically, where the compensation committee determined it was reasonably practicable and consistent with our overall compensation program objectives, it sought to structure the equity incentives component of our executive compensation program to comply with the exemptions in Section 162(m). To the extent that it is practicable and consistent with our overall compensation program objectives, we intend to administer outstanding arrangements subject to the 162(m) Grandfather to preserve potential deductions that may be available thereunder. However, our board of directors or compensation committee may, in their judgment, authorize new compensation arrangements that will not be fully deductible under Section 162(m) in situations where they believe that such arrangements are appropriate.

Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to our named executive officers for services rendered to us for the year ended December 31, 2017 and, where applicable, the prior years.

Name and Principal Position(s)	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plans ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Leon O. Moulder, Jr.	2017	659,615	—	2,387,730	2,582,790	406,560	—	6,727	6,043,422
Chief Executive Officer	2016	639,385	—	2,169,500	2,392,230	449,280	—	5,453	5,655,848
	2015	618,077	—	—	4,564,042	291,900	—	5,402	5,479,421
Mary Lynne Hedley, Ph.D.	2017	609,519	—	1,989,745	2,152,254	353,678	—	14,124	5,119,320
President and Chief Operating	2016	584,462	—	1,735,600	1,913,784	411,723	—	12,781	4,658,350
Officer	2015	566,904	—	—	3,749,035	270,050	—	12,621	4,598,610
Timothy R. Pearson	2017	419,660	—	1,061,173	1,147,883	191,940	—	150,937	2,971,593
Executive Vice President and	2016	402,058	—	759,325	837,281	210,014	—	34,688	2,243,366
Chief Financial Officer	2015	399,308	—	—	1,793,017	151,844	—	14,503	2,358,672
Martin H. Huber, M.D.	2017	459,275	—	1,061,173	1,147,883	212,520	—	16,524	2,897,375
Senior Vice President and	2016	422,111	—	1,226,225	837,281	215,880	—	94,531	2,796,028
Chief Medical Officer
Orlando Oliveira(6)	2017	457,164	—	1,061,173	1,147,883	213,500	138,159	136,391	3,154,270
Senior Vice President and
General Manager, International

(1)
Information is provided for 2016 and 2017 only for Dr. Huber because he was not a named executive officer in 2015, and for 2017 only for Mr. Oliveira because he was not a named executive officer in 2015 or 2016.

(2)
The amounts reflect the aggregate grant date fair value of stock and stock option awards granted during the year computed in accordance with the provisions of ASC 718. For information regarding assumptions underlying the value of stock option awards, see Note 9 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," and the discussion within Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation," of our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
The figures shown for non-equity incentive plan compensation represent amounts earned for the years ended December 31, 2015, 2016 and 2017, respectively, which were paid during 2016, 2017 and 2018, respectively. See "—Compensation Discussion & Analysis—Short-term Incentive Program" for more information.

(4)
The amount shown for Mr. Oliveira in 2017 represents the aggregate change in actuarial present value of accumulated pension benefits under the Swiss Pension Plan during the year, calculated in accordance with Accounting Standards Codification Topic 715, Compensation—Retirement Benefits ("ASC 715").

(5)
The amounts shown for the named executive officers other than Mr. Oliveira represent the sum of Company 401(k) and Health Savings Account matching contributions, and the dollar value of life, AD&D and short- and long-term disability insurance premiums we paid for the applicable named executive officer. The amount shown for Mr. Pearson in 2017 also includes $137,686 in relocation compensation. The amount shown for Mr. Oliveira in 2017 includes $93,129 in employer contributions to the Swiss Pension Plan and a $26,211 auto allowance, as well as a child care and education allowance, a health insurance allowance, and supplemental accident insurance.

(6)
Compensation for Mr. Oliveira, an employee based in Switzerland, is paid in Swiss Francs (CHF). To calculate the U.S. dollar equivalent for items that are not denominated in U.S. dollars, the Company converts each amount into U.S. dollars based on an average exchange rate for the relevant year. The conversion rate used for Mr. Oliveira's amounts in 2017 was 0.9843 Swiss francs to the U.S. dollar.

Narrative Disclosure Relating to Summary Compensation Table

        For an explanation of the amount of salary, bonus, stock and option awards and other compensation paid to our named executive officers, please see "—Compensation Discussion & Analysis—Components of our Compensation Program," and the disclosure provided in "—Summary Compensation Table" above.

Grants of Plan-Based Awards

        The following table provides information regarding grants of plan-based awards to each of our named executive officers during 2017.

							All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(3)
								Exercise or Base Price of Option Awards ($/Sh)(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Leon O. Moulder, Jr.	STI Award	3/1/2017	$—	$462,000	$693,000
	RSU	3/1/2017				13,343			$2,582,790
	Stock Option	3/1/2017					24,260	$178.95	$2,387,730
Mary Lynne Hedley, Ph.D.	STI Award	3/1/2017	$—	$396,500	$582,855
	RSU	3/1/2017				11,119			$2,152,254
	Stock Option	3/1/2017					20,216	$178.95	$1,989,745
Timothy R. Pearson	STI Award	3/1/2017	$—	$210,000	$302,400
	RSU	3/1/2017				5,930			$1,147,883
	Stock Option	3/1/2017					10,782	$178.95	$1,061,173
Martin H. Huber, M.D.	STI Award	3/1/2017	$—	$230,000	$331,200
	RSU	3/1/2017				5,930			$1,147,883
	Stock Option	3/1/2017					10,782	$178.95	$1,061,173
Orlando Oliveira	STI Award	3/1/2017	$—	$228,600	$329,200
	RSU	3/1/2017				5,930			$1,147,883
	Stock Option	3/1/2017					10,782	$178.95	$1,061,173

(1)
Amounts shown as estimated possible payouts under non-equity incentive plan awards are the target and maximum cash incentive each executive was eligible to receive pursuant to the terms of our STI program. For actual amounts paid, see "—Summary Compensation Table." For more information regarding these payments, see "—Compensation Discussion & Analysis—Components of our Compensation Program—Short-term Incentive Program."

(2)
Amounts represent the closing price of our common stock as reported on the NASDAQ Global Select Market on the grant date. For a description of the terms of stock options granted, see "—Compensation Discussion & Analysis—Components of our Compensation Program—Long-term Incentive Program."

(3)
Reflects the grant date fair value of each award computed in accordance with ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 9 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K for the year ended December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(15)
Leon O. Moulder, Jr.	4,548	19,712	(1)	—	$178.95	3/1/2027	13,343	(2)	$1,105,734
	43,750	56,250	(3)	—	$43.39	3/1/2026	37,500	(4)	$3,107,625
	96,250	43,750	(5)	—	$55.11	3/6/2025	—		—
	119,791	5,209	(6)	—	$33.74	2/27/2024	—		—
	200,000	—	(7)	—	$24.18	3/6/2023	—		—
	371,428	—	(8)	—	$6.615	3/16/2022	—		—
	314,285	—	(9)	—	$1.33	7/19/2021	—		—
Mary Lynne Hedley, Ph.D.	3,790	16,426	(1)	—	$178.95	3/1/2027	11,119	(2)	$921,432
	35,000	45,000	(3)	—	$43.39	3/1/2026	30,000	(4)	$2,486,100
	79,062	35,938	(5)	—	$55.11	3/6/2025	—		—
	100,625	4,375	(6)	—	$33.74	2/27/2024	—		—
	175,000	—	(7)	—	$24.18	3/6/2023	—		—
	342,857	—	(8)	—	$6.615	3/16/2022	—		—
	285,714	—	(9)	—	$1.33	7/19/2021	—		—
Timothy R. Pearson	2,021	8,761	(1)	—	$178.95	3/1/2027	5,930	(2)	$491,419
	15,312	19,688	(3)	—	$43.39	3/1/2026	13,125	(4)	$1,087,669
	37,812	17,188	(5)	—	$55.11	3/6/2025	—		—
	111,979	13,021	(10)	—	$25.27	5/27/2024	—		—
Martin H. Huber, M.D.	2,021	8,761	(1)	—	$178.95	3/1/2027	5,930	(2)	$491,419
	15,312	19,688	(3)	—	$43.39	3/1/2026	13,125	(4)	$1,087,669
	42,187	32,813	(11)	—	$55.14	9/21/2025	2,500	(12)	$207,175
Orlando Oliveira	2,021	8,761	(1)	—	$178.95	3/1/2027	5,930	(2)	$491,419
	9,479	19,688	(3)	—	$43.39	3/1/2026	13,125	(4)	$1,087,669
	20,312	32,813	(13)	—	$51.69	9/1/2025	2,500	(14)	$207,175

(1)
The options were granted on March 1, 2017 and have vested or will vest in 48 equal monthly installments beginning on April 1, 2017.

(2)
Represents RSUs granted on March 1, 2017, which have vested or will vest in four equal annual installments beginning on March 1, 2018.

(3)
The options were granted on March 1, 2016 and have vested or will vest in 48 equal monthly installments beginning on April 1, 2016.

(4)
Represents RSUs granted on March 1, 2016, which have vested or will vest in four equal annual installments beginning on March 1, 2017.

(5)
The options were granted on March 6, 2015 and have vested or will vest in 48 equal monthly installments beginning on April 6, 2015.

(6)
The options were granted on February 27, 2014. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(7)
The options were granted on March 6, 2013. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options vested on each monthly anniversary of the grant date.

(8)
The options were granted on March 16, 2012. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options vested on each monthly anniversary of the grant date.

(9)
The options were granted on July 19, 2011. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options vested on each monthly anniversary of the grant date.

(10)
The options were granted on May 27, 2014. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(11)
The options were granted on September 21, 2015. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(12)
Represents RSUs granted on September 21, 2015, which have vested or will vest in four equal annual installments beginning on September 21, 2016.

(13)
The options were granted on September 1, 2015. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on the first of each subsequent month.

(14)
Represents RSUs granted on September 1, 2015, which have vested or will vest in four equal annual installments beginning on September 1, 2016.

(15)
Represents the market value of the shares based on the closing price on December 29, 2017 of $82.87 per share.

Option Exercises and Stock Vested

        The following table sets forth information regarding the number of shares of stock acquired and the value realized upon exercise of stock options or vesting of other stock awards by our named executive officers during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
Leon O. Moulder, Jr.	—	$—	12,500	$2,236,875
Mary Lynne Hedley, Ph.D.	—	$—	10,000	$1,789,500
Timothy R. Pearson	—	$—	4,375	$782,906
Martin H. Huber, M.D.	—	$—	9,625	$1,416,786
Orlando Oliveira	—	$—	5,625	$949,906

(1)
The value realized upon exercise is the difference between the fair value of our common stock at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)
The value realized upon vesting is the fair value of our common stock on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits and Deferred Compensation

        We maintain a defined contribution employee retirement plan for our U.S. employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides for employer matching contributions equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of base salary compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of base salary compensation. We did not maintain any deferred compensation plans for any named executive officer for the year ended December 31, 2017.

        Mr. Oliveira participates in our Swiss pension plan, consisting of a base plan and a management plan. This plan is a government-mandated retirement fund that provides employees with a minimum investment return. The minimum investment return is determined annually by the Swiss government and was 1.00% in 2017. Under the Swiss plan, both we and Mr. Oliveira are required to make contributions into a fund managed by an independent investment fiduciary. Our contributions must be in an amount at least equal to the employee's contribution. Minimum employee contributions are based on the respective employee's age, salary, and gender. At retirement, employees receive the full amount of the management plan retirement benefit in a lump sum. The retirement benefit in the base plan may, at the employee's election, be paid in a lump sum, an annual pension or a combination of both.

        The following table presents information regarding the Swiss pension plan for Mr. Oliveira for the year ended December 31, 2017. None of our other NEOs are entitled to any pension benefits.

Name	Plan name	Number of years of credited service	Present value of accumulated benefit ($)(1)	Payments during last fiscal year ($)
Orlando Oliveira	Swiss Pension Plan	2	$1,491,045	$—

(1)
The amount was calculated in Swiss francs and converted into U.S. dollars based on the average exchange rate for 2017 of 0.9843 Swiss francs to the U.S. dollar. The amount represents the actuarial present value of accumulated pension benefits under the Swiss Pension Plan as of December 31, 2017, calculated in accordance with ASC 715.

Employment Letter Agreements

        In February 2017, we entered into amended and restated employment letter agreements with each of Mr. Moulder, Dr. Hedley, Mr. Pearson and Dr. Huber in connection with a periodic review of the terms of the employment letters by the compensation committee to ensure that the terms remain competitive with similarly-situated executives in the peer group. As noted above, it was determined during the periodic review not to amend Mr. Oliveira's employment agreement in light of the fact that his agreement already contained certain benefits comparable to those contained in the amended and restated employment letter agreements of other executive officers.

        The Company originally entered into offer letter agreements with Mr. Moulder and Dr. Hedley on May 10, 2010, which were amended and restated on June 18, 2012 in anticipation of our initial public offering. On February 23, 2017, Mr. Moulder and Dr. Hedley each entered into an amended and restated employment letter agreement with the Company. The Company entered into an offer letter agreement with Mr. Pearson on May 27, 2014 and an amended and restated employment letter on February 23, 2017. The Company entered into an offer letter agreement with Dr. Huber on September 4, 2015 and an amended and restated employment letter on February 23, 2017. The Company entered into an offer letter agreement with Mr. Oliveira on July 31, 2015 followed by an employment agreement on September 1, 2015, the terms of which were established based on an arm's-length negotiation between the Company and Mr. Oliveira when he initially joined the company.

Mr. Oliveira's employment agreement by its terms superseded his offer letter agreement. The amended and restated employment letter agreements with Mr. Moulder, Dr. Hedley, Mr. Pearson and Dr. Huber and the employment agreement with Mr. Oliveira are collectively referred to herein as the "employment letter agreements." These agreements were designed to be a part of a competitive compensation package and to keep our executive officers focused on our business goals and objectives. The agreements provide for base salaries, incentive compensation benefits and, in certain circumstances, severance benefits.

        The following table presents the 2018 base salary and annual bonus target (expressed as a percentage of base salary) for each of the named executive officers:

Name	2018 Base Salary	2018 Bonus Target
Leon O. Moulder, Jr.	$680,000	70%
Mary Lynne Hedley, Ph.D.	$630,000	65%
Timothy R. Pearson	$440,000	50%
Martin H. Huber, M.D.	$500,000	50%
Orlando Oliveira	CHF480,000	50%

        The board and the compensation committee review the base salary and bonus target percentages of each named executive officer on an annual basis and makes adjustments to each as they deem appropriate to ensure that the base salary and bonus target of each of our named executive officers continues to be competitive relative to similarly-situated officers in our peer group.

        Annual bonuses are payable upon attainment of objectives as determined by our board of directors. In addition to base salary and bonus, the employment letter agreements provide for vacation benefits and the ability to participate in our employee benefit plans on the same terms as other similarly situated executive officers.

        The employment letter agreements also provide the named executive officers with certain payments and benefits upon certain terminations of employment. Pursuant to the employment letter agreements, in order to receive certain severance benefits, each named executive officer is required to execute a general release in favor of the Company, which includes, among other things, non-solicitation and non-disparagement provisions.

        Under the terms of the employment letter agreements, in the event that the named executive officer resigns without "Good Reason," as defined below, or their employment terminates due to death or disability (as such term is defined in the employment letter agreements), such executive is entitled to receive the following: (i) unpaid annual base salary for services rendered prior to the date of termination or resignation; (ii) any earned but unpaid annual bonus for any year prior to the year in which termination of employment occurs; (iii) reimbursement of any un-reimbursed business expenses; (iv) accrued but unused vacation pay; and (v) any other payments, benefits or fringe benefits to which the executive is entitled to under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (items (i) through (v) collectively referred to herein as "accrued benefits"). In the event that the Company terminates the executive's employment for "Cause," as defined below, the executive will be entitled to receive all of his or her accrued benefits, with the exception of any earned but unpaid bonus. Additionally, Mr. Oliveira is generally entitled to a six-month notice period before his employment may be terminated, except as otherwise provided under Article 337 of the Swiss Code of Obligations, which provides for immediate termination for good cause as defined in the statute.

        In the event the named executive officer's employment is terminated for any reason other than for "Cause," death, or disability, or in the case of Mr. Moulder or Dr. Hedley he or she resigns for "Good Reason," and such termination is not in connection with or within 12 months following a "Change in

Control," as defined below, the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed, to receive the following payments and compensation (in accordance with our regular pay policies and commencing 60 days following termination):

  •
  his or her accrued benefits;

  •
  in the case of Mr. Moulder, 18 months' base salary, in the case of Dr. Hedley, 15 months' base salary, and in the case of the other executives, 12 months' base salary, payable in lump sums;

  •
  other than for Mr. Oliveira, payment of a monthly COBRA coverage premium for the lesser of (i) in the case of Mr. Moulder, 18 months, in the case of Dr. Hedley, 15 months, and in the case of Mr. Pearson and Dr. Huber, 12 months, or (ii) the period from termination until the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company; and

  •
  in the case of Mr. Oliveira, he is also generally entitled to a six-month notice period before his employment may be terminated, at which point he would also be entitled to the lump sum payment referred to above.

        If, in connection with or within 12 months following a "Change in Control," as defined below, the named executive officer's employment is terminated for any reason other than for "Cause" or if the named executive officer resigns for "Good Reason," the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed, to receive the following payments and compensation:

  •
  his or her accrued benefits;

  •
  in the case of Mr. Moulder, 21 months' base salary, in the case of Dr. Hedley, 18 months' base salary, in the case of Mr. Pearson and Dr. Huber, 15 months' base salary, and in the case of Mr. Oliveira, 12 months' base salary;

  •
  in the case of Mr. Moulder, 150% of the target bonus for the year his employment terminates, and in the case of the other executives, 100% of the target bonus for the year his or her employment terminates, payable in a lump sum within 60 days after termination of employment;

  •
  other than in the case of Mr. Oliveira, payment of a monthly COBRA coverage premium for the lesser of (i) in the case of Mr. Moulder and Dr. Hedley, 18 months following termination of employment, and in the case of Mr. Pearson and Dr. Huber, 15 months following termination of employment, or (ii) the period from termination until the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company;

  •
  in the case of Mr. Oliveira, he is also generally entitled to a six-month notice period before his employment may be terminated, at which point he would also be entitled to the lump sum payment on the terms set forth above; and

  •
  the immediate vesting of all of such executive's outstanding equity awards.

        Other than for Mr. Oliveira, if any of the payments or benefits received by the executive in connection with a Change in Control or termination of employment, whether received pursuant to the employment letter agreements or otherwise, referred to as 280G payments, constitute "parachute payments" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then, pursuant to the terms of the employment letter agreements, such 280G payments shall be reduced by us so that the executive will not be considered to have received a parachute payment, unless the executive would receive a greater after-tax amount by receiving all such 280G payments without reduction pursuant to the terms of the employment letter agreements.

        For purposes of the employment letter agreements, termination for "Cause" shall mean termination for such named executive officer's: (i) willful misconduct or gross negligence as to a material matter in connection with his or her duties; (ii) act constituting material dishonesty or fraud with respect to the Company; (iii) indictment for, conviction of, or a plea of guilty or nolo contendere to, a felony under applicable law; (iv) material violation of a material term in the case of Mr. Moulder and Dr. Hedley, or material violation of a term, in the case of the other named executive officers, of any written Company policy made available to the executive; (v) failure to attempt in good faith to perform his or her duties in all material respects or follow a clear, lawful and reasonable directive of the board of directors; or (vi) material breach of fiduciary duty owed to the Company that has caused or could reasonably be expected to cause a material injury to the Company's business; provided, however, that the Company has provided the executive with written notice of the existence of such event or circumstance and, with respect to the circumstances in clauses (iv) and (v) only, the executive fails to substantially cure the event or circumstance identified within 30 days of receipt of such notice. Other than for Mr. Oliveira, the circumstances described in clauses (iv) and (v) shall not apply following a Change in Control.

        A resignation by the named executive officer shall be deemed a resignation for "Good Reason" if the executive provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events: (i) the executive is required to report to another person other than the board of directors, in the case of Mr. Moulder, and the Chief Executive Officer, in the case of Dr. Hedley, or the assignment to the executive of any duties or responsibilities that result in the material diminution of the executive's position as, in the case of Mr. Moulder, the Chief Executive Officer of the Company, in the case of Dr. Hedley, the President and Chief Operating Officer of the Company, in the case of Mr. Pearson, the Chief Financial Officer of the Company, in the case of Dr. Huber, the Senior Vice President and Chief Medical Officer of the Company, and in the case of Mr. Oliveira, the Senior Vice President and General Manager, International of the Company, subject to certain exceptions; (ii) a reduction by the Company in the executive's annual base salary or target bonus percentage, in the case of Mr. Moulder and Dr. Hedley, and in the case of Mr. Pearson, Dr. Huber and Mr. Oliveira, such reduction without the executive's consent; (iii) the relocation of the executive's primary office at the Company's headquarters in the Boston, Massachusetts metropolitan area to another location by more than 30 miles or relocation of the executive's primary office at the Company's headquarters to another location that is not the Company's headquarters, or, in the case of Mr. Oliveira, the relocation of the Company's European headquarters to another location by more than 30 miles or relocation of Mr. Oliveira's primary office to another location that is not the Company's European headquarters; or (iv) a breach by the Company of the terms of the executive's employment letter agreement. In each case, the Company shall have 30 days to cure such circumstances in all material respects upon the receipt of notice from the executive of such circumstances. In no event shall termination for Good Reason occur after the 180th day following the first occurrence of any Good Reason event.

        For purposes of the employment letter agreements, the term "Change in Control" shall mean the occurrence of any of the following: (i) subject to certain exceptions, a person or group becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company, on a fully diluted basis; (ii) individuals who on the effective date of the 2012 Incentive Plan constitute the board of directors (together with any new directors whose election by such board or whose nomination by such board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such board then in office who either were members of such board on the effective date of the 2012 Incentive Plan or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board then in office; (iii) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such merger or consolidation transaction immediately after such transaction; (iv) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group; or (v) the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

Potential Payments Upon a Termination or Change in Control

        As discussed under the caption "—Employment Letter Agreements" above, we have agreements with our named executive officers pursuant to which they will receive severance payments upon certain termination events. The information below describes and quantifies certain compensation that would be available under our existing plans and arrangements if (i) the named executive officer was terminated as of December 31, 2017 or (ii) if a Change in Control, as defined herein, occurred on December 31, 2017 and the named executive officer had been subsequently terminated on the same date.

        In addition, if, in connection with or within 12 months following a Change in Control, the named executive officer's employment is terminated for any reason other than for Cause or if the named executive officer resigns for Good Reason, all equity awards granted under the Company's 2010 Stock Incentive Plan, 2012 Incentive Plan, or any other applicable equity plan that are outstanding immediately prior to such termination or resignation shall become fully vested and exercisable.

        Termination Other than for Cause, Death or Disability; Resignation for Good Reason.    Assuming a December 31, 2017 termination event not in connection with or within 12 months following a Change in Control, the aggregate value of the payment and benefits to which each named executive officer would be entitled to in the event that the named executive officer's employment is terminated by the Company for any reason other than for Cause, death, or disability, or, in the case of Mr. Moulder and Dr. Hedley, he or she resigns for Good Reason, would be as follows:

Name	Cash Severance ($)(1)	Benefits and Health Programs ($)(2)	Total ($)
Leon O. Moulder, Jr.	990,000	28,878	1,018,878
Mary Lynne Hedley, Ph.D.	762,500	33,913	796,413
Timothy R. Pearson	420,000	26,291	446,291
Martin H. Huber, M.D.	460,000	24,306	484,306
Orlando Oliveira(3)	685,500	13,715	699,215

(1)
This amount represents, in the case of Mr. Moulder, 18 months' base salary, in the case of Dr. Hedley, 15 months' base salary, and in the case of the other executives, 12 months' base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 18 months, in the case of Dr. Hedley, 15 months, and in the case of the other executives, 12 months, of continued Company-paid benefits and health coverage.

(3)
This amount includes a six-month notice period to which Mr. Oliveira is entitled before his employment may be terminated.

        Termination in Connection With or Following a Change in Control.    Assuming a December 31, 2017 termination in connection with or following a Change in Control for any reason other than Cause, death or disability, or if the named executive officer resigns for Good Reason in such a situation, the aggregate value of the payment and benefits to which each named executive officer would be entitled to would be as follows:

Name	Cash Severance ($)(1)	Bonus ($)(2)	Benefits and Health Programs ($)(3)	Value of All Other Accelerated Equity ($)(5)	Total ($)
Leon O. Moulder, Jr.	1,155,000	693,000	28,878	17,608,027	19,484,905
Mary Lynne Hedley, Ph.D.	915,000	396,500	40,696	14,262,901	15,615,097
Timothy R. Pearson	525,000	210,000	32,864	7,186,505	7,954,396
Martin H. Huber, M.D.	575,000	230,000	30,382	8,800,592	9,635,974
Orlando Oliveira(4)	685,500	228,600	13,715	8,687,387	9,615,202

(1)
This amount represents, in the case of Mr. Moulder, 21 months' base salary, in the case of Dr. Hedley, 18 months' base salary, in the case of Mr. Pearson and Dr. Huber, 15 months' base salary, and in the case of Mr. Oliveira, 12 months' base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 150% of his target bonus for the year his employment terminates, and in the case of the other executives, 100% of the executive's target bonus for the year the executive's employment terminates.

(3)
This amount represents, in the case of Mr. Moulder and Dr. Hedley, 18 months, in the case of Mr. Pearson and Dr. Huber, 15 months, and in the case of Mr. Oliveira, 12 months, of continued Company-paid benefits and health coverage.

(4)
This amount includes a six-month notice period to which Mr. Oliveira is entitled before his employment may be terminated.

(5)
Assuming a December 31, 2017 Change in Control and that the named executive officer's employment is terminated for any reason other than for Cause or if the named executive officer resigns for Good Reason as of that date, the value of all equity awards issued pursuant to the applicable equity plan that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Stock Units ($)
Leon O. Moulder, Jr.	13,394,668	4,213,359
Mary Lynne Hedley, Ph.D.	10,855,369	3,407,532
Timothy R. Pearson	5,607,417	1,579,088
Martin H. Huber, M.D.	7,014,329	1,786,263
Orlando Oliveira	6,901,124	1,786,263

        The value of stock options upon vesting acceleration is calculated based on the closing price on December 29, 2017 of $82.87 per share with respect to unvested stock options subject to acceleration, less the exercise price of these unvested options. The actual value will vary depending on the date the options are exercised. The value of RSUs upon vesting acceleration is calculated based on the closing price on December 29, 2017 of $82.87 per share with respect to unvested RSUs subject to acceleration.

CEO Pay Ratio

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting the ratio of our CEO's annual total compensation to our median employee's annual total compensation.

        In order to identify our median employee for purposes of calculating the ratio, based on our internal records, we calculated a reasonable estimate of the annual compensation for each employee other than our CEO using a compensation measure that included the following elements: base salary; cash incentive programs, including the actual corporate component and the target individual component for employees participating in our short-term incentive plan and actual amounts paid during 2017 under the sales incentive plans for our sales force; and the value of equity-based awards granted for the 12-month period ended on December 31, 2017. Our employee population as of October 1, 2017, which was the group used for purposes of identifying our median employee, consisted of approximately 667 full-time and part-time employees, of which 600 were U.S. employees and 67 were non-U.S. employees. Our employee population for these purposes excluded employees from the following countries using the SEC's exemption for non-U.S. employees: Spain (nine employees); France (eight employees); Italy (seven employees); Sweden (two employees); and Finland, Austria and the Netherlands (one employee each).

        As set forth in the Summary Compensation Table appearing elsewhere in this proxy statement, the 2017 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $6,043,422. The 2017 annual total compensation for our median employee was $344,329. The ratio of our CEO's annual total compensation to our median employee's total compensation for fiscal year 2017 is 17.6 to 1. This ratio was determined using reasonable estimates as permitted by the SEC's rules and should not be used as a comparison with pay ratios disclosed by other companies.

Compensation Committee Report

        THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

        The compensation committee of the board of directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

        COMPENSATION COMMITTEE (March 28, 2018)
David M. Mott, Chair
Earl M. Collier, Jr.
James O. Armitage, M.D.

PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder input on our executive compensation as disclosed in this Proxy Statement. In light of the vote of the shareholders at the 2016 Annual Meeting of Stockholders, the Company intends to continue to seek this input on an annual basis.

        The board and the compensation committee actively monitor our executive compensation practices in light of emerging compensation practices, the industry in which we operate, and the marketplace for talent in which we compete. As described in the "Compensation Discussion & Analysis" beginning on page 22 of this Proxy Statement, our primary objectives with respect to the compensation of our named executive officers are to retain and motivate them because we believe they have experience and competencies that are critical to achievement of our business goals. This is consistent with the overall approach of our compensation system generally, which is to attract, retain and motivate employees (including our officers), who have relevant, critical skills and experience, and can make important contributions to the achievement of our business goals. We seek to achieve these objectives by:

  •
  Establishing the components of our compensation packages at competitive levels.  For our named executive officers, this means using comparative market data to set compensation levels.

  •
  Implementing annual variable incentive compensation that is tied to specific corporate goals.  Our annual incentive program is focused on motivating our executives to achieve both company-wide and individual goals that are tied to our strategic plan.

  •
  Using equity awards that vest over time and deliver greater value as our stock price increases.  Using equity awards in order to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value.

        In addition, our compensation program features a number of practices designed to align further the interests of our named executive officers with those of our stockholders.

        Practices we employ:

  •
  We pay for performance.  Compensation tied to Company performance comprises a significant part of an executive's total compensation, and long-term equity-linked compensation is the largest element of total compensation.

  •
  We target pay competitively.  We seek to target pay to verifiable market data in order to ensure that we are both paying fairly and not overpaying our executives.

  •
  We use an independent compensation consultant.  For 2017 compensation decisions, the compensation committee engaged Pearl Meyer as an independent compensation consultant to advise the committee and help verify market and best practices.

  •
  We have meaningful vesting periods.  Our equity awards generally have four-year ratable vesting from the date of grant.

  •
  We have a recoupment policy.  Our incentive plans require repayment of awards in the event of an accounting restatement involving certain forms of misconduct.

  •
  We have director and executive officer stock ownership guidelines.  Each of our directors and Section 16 Officers is required to hold shares of our common stock with a value equal to at least (i) in the case of directors, three times the amount of the annual base retainer fee paid to directors, (ii) in the case of our CEO and President, five times the amount of his or her annual base salary, and (iii) in the case of our Section 16 Officers, one and a half times the amount of his or her annual base salary.

        Practices we do not employ:

  •
  We do not offer single trigger change of control payments.  Our severance arrangements are "double trigger" and in the event of a change of control will only provide severance payments if there is a termination of employment.

  •
  We do not provide for excessive perquisites.  We do not provide any perquisites to our named executive officers, other than limited amounts with respect to insurance payments.

  •
  We do not offer guaranteed bonuses.  The Company's annual incentive plan does not provide payment without achievement of performance goals, regardless of the reason for the failure to achieve performance goals.

  •
  We do not provide for tax gross-ups.  We do not provide any tax gross-ups to executives (other than customary payments in connection with relocation payments), including on any severance/change in control payments.

  •
  We do not permit hedging or pledging of our securities.  We prohibit our directors and officers from profiting from short-term speculative swings in the value of the Company's stock through "short sales," "put" and "call" options or other derivative securities, forward sale contracts and other hedging transactions. We also prohibit our directors and officers from pledging, borrowing against any account in which Company securities are held, or creating any other encumbrance with respect to securities of the Company.

Required Vote and Board Recommendation

        The affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal is required to approve the Company's executive compensation. Abstentions and broker non-votes are not taken into account in determining the outcome of this vote. The vote is advisory and is not binding on the board. However, the compensation committee of the board expects to take into account the outcome of this annual vote as it continues to consider the Company's executive compensation program.

  THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF EXECUTIVE COMPENSATION.

 PROPOSAL NO. 4—APPROVAL OF AN AMENDMENT TO THE TESARO, INC., 2012 EMPLOYEE STOCK PURCHASE PLAN

Overview

        We are asking our stockholders to approve an amendment to our Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of the Company's common stock available for issuance under the ESPP by 275,000 shares and make other administrative changes as described below.

        In June 2012, the Company adopted the ESPP, which was implemented in connection with the Company's initial public offering on June 28, 2012. The purpose of the ESPP is to enable eligible employees to purchase shares of our common stock through payroll deductions in order to provide them with the opportunity to increase their interest in our growth and success and encourage employees to remain employed by us. Eligible employees may purchase shares of the Company's common stock, subject to certain limitations, at a reduced price based on fair market value.

        The ESPP is an important component of the benefits package that we offer to our employees. We believe that it plays an important role in aligning the interests of employees and stockholders in the long-term success of the Company. The board believes it is in the best interest of the Company and its stockholders that the proposed amendment be approved, so that the ESPP will continue to have a positive impact on employee recruitment, retention and motivation and so we may continue to promote employee participation in the ESPP.

        Currently, the aggregate number of shares of common stock that may be made available for purchase by participating employees under the ESPP is 275,000 shares. If the amendment to the ESPP is approved, the aggregate number of shares of common stock that may be made available for purchase over the life of the ESPP will be immediately increased to 550,000 shares following the Annual Meeting. This number of shares of common stock will be subject to adjustment as provided in the ESPP and includes shares previously purchased under the ESPP.

        The amendment to the ESPP was approved by the board on February 21, 2018, but will not be effective unless and until it is approved by the Company's stockholders. A copy of the ESPP amendment is attached to this Proxy Statement as Appendix B. Stockholders should refer to Appendix B for the full text of the ESPP amendment. In addition to the increase of the shares of common stock that may be made available for purchase under the ESPP, the amendment makes other administrative changes, including with respect to the treatment of terminated employees and the determination of eligible employees, as described below. The following summary of the principal features of the ESPP is qualified in entirety by reference to the ESPP, which was included as an exhibit to our Registration Statement on Form S-1/A filed with the SEC on June 19, 2012, and the ESPP amendment attached to this Proxy Statement as Appendix B.

Summary of the Employee Stock Purchase Plan

Administration

        The board has delegated the authority for the administration of the ESPP to the compensation committee.

Shares Reserved

        The shares of common stock issuable under the ESPP may, in the discretion of the board, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

        In the event there is any increase or decrease in our common stock, or our common stock is changed into or exchanged for a different number or kind of shares or other securities of the Company, without receipt of consideration by us (for instance, by a recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares effected without receipt of consideration by the Company), there will be a proportionate adjustment to the number and kinds of shares that may be purchased under the ESPP.

        There were initially 275,000 shares of common stock available for purchase under the ESPP. As of April 1, 2018, 151,859 shares remained available for purchase under the plan. Assuming the amendment is approved by the stockholders at the Annual Meeting, 275,000 additional shares would be added and, based on the shares that remained available as of April 1, 2018, there would be 426,859 shares (approximately 0.78% of the Company's outstanding shares as of the Record Date) available for purchase under the ESPP immediately following the Annual Meeting. The board has not requested and the stockholders have not previously approved an increase in the number of shares authorized under the plan.

Eligibility

        Any of our employees and the employees of our participating affiliates that have been specifically designated by the board to participate may participate in the ESPP except the following, who are ineligible to participate: (i) an employee whose customary employment is 20 hours or less per week; and (ii) an employee who, after exercising his or her rights to purchase stock under the ESPP, would own stock (including stock that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of our stock. The board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating affiliate. As of April 1, 2018 there are approximately 636 employees of the Company who are eligible to participate in the ESPP.

Participation

        To participate in the ESPP, an eligible employee may complete an election to participate in the ESPP by authorizing (i) payment of the purchase price by payroll deductions and, if authorized by the compensation committee, payment of the purchase price by means of periodic cash payments from participating employees, and (ii) the purchase of shares of common stock for the employee's account in accordance with the terms of the ESPP. Enrollment will become effective upon the first day of an offering period and the right to purchase shares is deemed granted to participating employees as of the first trading day of each offering period.

Offering Periods

        The compensation committee has determined that after the expiration of the current offering period, the offering periods will run for six-month periods commencing on September 1 and March 1 of each year. Each offering period will consist of one or more purchase periods, as determined by the compensation committee.

Purchase Price and Limits

        The purchase price of each share of common stock will be determined by the compensation committee, but the purchase price for each share may not be less than the lesser of 85% of the fair market value of our common stock (i) on the first trading day of the offering period or (ii) on the last trading day of the purchase period. In no event may the purchase price be less than the par value of a share of common stock.

        During any offering period, an employee may change his or her payroll deduction or contribution for the next offering period, to take effect on the first day of the next offering period. An employee may also decrease his or her contribution once during a purchase period to not below $10.00 per pay period. An employee may, at any time before the last trading day of the purchase period, cease payroll deductions and request either that (i) the employee's purchase will be reduced to the number of shares that may be purchased as of the last day of the purchase period with the amount then credited to the employee's account, or (ii) the amount in the employee's account be withdrawn and returned to the employee, in which case the employee's option to purchase will be terminated.

Amendment and Termination of ESPP

        The board may, at any time, amend the ESPP in any respect (including an increase in the percentage of the fair market value of the common stock related to the purchase price); provided, however, that without approval of our stockholders, no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the ESPP (except for adjustments to reflect changes in capitalization, described above) or (ii) changing the eligibility requirements for participating in the ESPP. No amendment may be made to the ESPP that impairs the vested rights of participating employees.

        The board may terminate the ESPP at any time and for any reason or for no reason, provided that such termination shall not impair any rights of any participating employees that have vested at the time of termination.

        In any event, the ESPP currently provides that the plan will terminate 10 years after the date the board adopted the ESPP or, if earlier, at such time as all shares of common stock, including any increases as provided above, that may be made available for purchase under the ESPP, as amended, have been issued.

Termination of Employment

        If a participating employee leaves the employ of the Company for any reason other than due to death, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

Reorganizations

        Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which we are not the surviving corporation or a sale of all or substantially all of our assets to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which we are the surviving corporation) approved by the board that results in any person or entity owning more than 80% of the combined voting power of all of our classes of stock, the ESPP and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the rights under the ESPP with rights covering the stock of the successor corporation.

Rule 16b-3

        Transactions under the ESPP are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

U.S. Federal Income Tax Consequences

        The ESPP, and the rights of participant employees to make purchases thereunder, are intended to qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

        Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

  (i)
  the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

  (ii)
  an amount equal to purchase price discount (currently 15%) of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain would be treated as long-term capital gain.

        If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

        The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

        The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

New Plan Benefits

        Benefits under the ESPP depend on employees' elections to participate in the ESPP and the fair market value of our common stock at various future dates. Therefore, it is not possible to determine future benefits that will be received by participants in the ESPP.

Required Vote and Board Recommendation

        The board urges you to approve the amendment to the ESPP as it believes it to be in the best interests of the Company and its stockholders. The affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal is required to approve an amendment to the ESPP. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

  THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE ESPP.

PROPOSAL NO. 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the audit committee's appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the appointment of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the audit committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the audit committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

        The board of directors first approved Ernst & Young as our independent auditors in 2010, Ernst & Young has audited our consolidated financial statements since that time, including for the year ended December 31, 2017, and the board of directors has determined that the retention of Ernst & Young is in the best interests of the Company and our stockholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

  THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Principal Accountant Fees and Services

        We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the audit committee on an annual basis. The aggregate fees billed by Ernst & Young for its services rendered to the Company for the fiscal years ended December 31, 2017 and 2016 are as follows:

Fee Category	2016	2017
Audit Fees	$1,470,800	$1,898,800
Audit-Related Fees	—	—
Tax Fees	161,000	141,300
All Other Fees	2,000	2,000

Total Fees	$1,633,800	$2,042,100

        Audit Fees.    These fees consist of fees billed for professional services rendered for the audit of our annual financial statements and services provided in connection with our securities offerings and registration statements.

        Audit-Related Fees.    These fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

        Tax Fees.    These fees consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

        All Other Fees.    These fees consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

        During the fiscal years ended December 31, 2017 and 2016, Ernst & Young has provided various services, in addition to auditing our financial statements. The audit committee has determined that the provision of such services is compatible with maintaining Ernst & Young's independence. In 2017 and 2016, all fees paid to Ernst & Young were pre-approved pursuant to the policy described below.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee reviews with Ernst & Young and Company management the plan and scope of Ernst & Young's proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young's compensation. The audit committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young, subject to the de minimis exception for non-audit services that are approved by the audit committee prior to the completion of an audit. The audit committee may delegate pre-approval authority to one or more members of the audit committee consistent with applicable law and listing standards, provided that the decisions of such audit committee member or members must be presented to the full audit committee at its next scheduled meeting.

Audit Committee Report

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

        The audit committee operates under a written charter adopted by the board of directors, which is available in the "Investors—Corporate Governance—Overview" section of our corporate website, which is www.tesarobio.com. The audit committee reviews the charter and proposes necessary changes to the board on an annual basis.

        During the fiscal year ended December 31, 2017, the audit committee fulfilled its duties and responsibilities generally as outlined in its charter. The audit committee has:

  •
  reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2017;

  •
  discussed with Ernst & Young, the independent auditors for fiscal year 2017, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board; and

  •
  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

        On the basis of the reviews and discussions referenced above, the audit committee recommended to the board of directors that the audited financial statements be included in TESARO's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE (February 21, 2018)

Lawrence M. Alleva, Chair
Garry A. Nicholson
Beth Seidenberg, M.D.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of December 31, 2017

	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders(1)(2)(3)	7,992,431	$51.93	2,160,532
Equity compensation plans not approved by security holders(4)	75,000	$57.66	—

Total	8,067,431	$52.00	2,160,532

(1)
As of December 31, 2017, 1,810,240 shares remained available for issuance under the 2012 Incentive Plan, which became effective in April 2012, including 6,857 remaining shares that were then available for future issuance under the 2010 Stock Incentive Plan (the "2010 Incentive Plan"), which were transferred to the 2012 Incentive Plan at its inception. The number of shares of our common stock reserved for issuance under the 2012 Incentive Plan is increased (i) from time to time by the number of shares of our common stock forfeited upon the expiration, cancellation, forfeiture, cash settlement or other termination of awards under the 2010 Incentive Plan and (ii) on January 1 of each year, by a number of shares of common stock equal to the lesser of (x) 4% of the shares of common stock outstanding at such time or (y) the number of shares determined by our board of directors. As of December 31, 2017, 151,075 shares of our common stock had been cancelled under the 2010 Incentive Plan and transferred to the 2012 Incentive Plan. Effective January 1, 2018, the number of shares authorized for issuance under the 2012 Incentive Plan was increased by 2,178,561 shares.

(2)
As of December 31, 2017, 151,859 shares were available for issuance under our 2012 Employee Stock Purchase Plan, which became effective in June 2012.

(3)
As of December 31, 2017, 198,433 shares were available for issuance under our 2015 Non-Employee Director Stock Incentive Plan, which became effective in May 2015.

(4)
On March 30, 2015, 75,000 shares were granted as part of an inducement award outside of the 2012 Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2017, all such reports were made on a timely basis.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information as of March 31, 2018 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group. As of March 31, 2018, there were 54,801,636 shares of our common stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
5% Stockholders
Entities affiliated with New Enterprise Associates(1)	10,420,555	19.0%
FMR LLC(2)	8,031,295	14.7%
Wellington Management Company, LLP(3)	7,513,995	13.7%
BlackRock, Inc.(4)	4,067,066	7.4%
T. Rowe Price Associates, Inc.(5)	3,622,348	6.6%
Vanguard Group, Inc.(6)	3,086,273	5.6%
Vanguard Specialized Funds(7)	2,996,631	5.5%
Directors, Nominees and Named Executive Officers
Leon O. Moulder, Jr.(8)	2,226,112	4.0%
Mary Lynne Hedley, Ph.D.(9)	1,630,403	2.9%
David M. Mott(10)	10,488,713	19.1%
Lawrence M. Alleva(11)	110,873	*
James O. Armitage, M.D.(12)	60,500	*
Earl M. (Duke) Collier, Jr.(13)	59,459	*
Garry A. Nicholson(14)	42,337	*
Arnold L. Oronsky, Ph.D.(15)	2,078,217	3.8%
Kavita Patel, M.D.(16)	29,521	*
Beth Seidenberg, M.D.(17)	2,288,051	4.2%
Pascale Witz	—	*
Timothy R. Pearson(18)	198,185	*
Martin H. Huber, M.D.(19)	85,093	*
Orlando Oliveira(20)	54,801	*
All of our directors and executive officers as a group (16 persons)(21)	19,512,676	33.7%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 9,681,038 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA 13"), and 739,517 shares of common stock held of record by NEA 15 Opportunity Fund, L.P. ("NEA 15"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD" and together with NEA 13 and NEA Partners 13, the "NEA 13 Entities"), the sole general partner of NEA Partners 13 and each of the individual directors of NEA 13 GP, LTD (the "NEA 13 Directors"). The NEA 13 Directors are M. James Barrett, Peter J. Barris, Forest Baskett, Patrick J. Kerins, Mr. Mott, Scott D. Sandell, and Ravi Viswanathan. The shares directly held by NEA 15 are indirectly held by NEA Partners 15-OF, L.P. ("NEA Partners 15-OF"), the sole general partner of NEA 15, NEA 15 GP LLC ("NEA 15 LLC" and together with NEA 15 and NEA Partners 15-OF, the "NEA 15 Entities"), the sole general partner of NEA Partners 15, each of the individual managers of NEA 15 GP LLC (the "NEA 15 Managers"), and Krishna S. Kolluri and Harry R. Weller. The NEA 15 Managers are Mr. Barris, Mr. Baskett, Mr. Mott, Mr. Sandell, and Mr. Viswanathan. NEA 13 and NEA 15 may be deemed to share voting and dispositive power over all of the shares by virtue of their relationship as affiliated entities, whose control entities have overlapping individual controlling persons, and their control entities and overlapping control persons may also therefore be deemed to share voting and dispositive power over the shares. Thus, NEA Partners 13, NEA 13 LTD, NEA Partners 15-OF, NEA 15 LLC, and any NEA 13 Directors who are also NEA 15 Managers share voting and dispositive power with respect to all 10,420,555 shares. The NEA 13 Directors share voting and dispositive power with respect to the 9,681,038 shares held directly by NEA 13, and the NEA 15 Managers share voting and dispositive power with regard to the 739,517 shares held directly by NEA 15. The principal business address for New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(2)
Based solely on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on February 13, 2018. FMR LLC has sole dispositive power with respect to 8,031,295 shares and sole voting power with respect to 875,553 shares. The principal business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based solely on a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 8, 2018. Each of Wellington Management Group LLC, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP is deemed to be the beneficial owner with shared dispositive power with respect to 7,513,995 shares and shared voting power with respect to 3,867,311 shares, and Wellington Management Company LLP has shared voting power with respect to 7,076,465 shares and shared dispositive power with respect to 3,585,440 shares. The principal business address for each of these entities is 280 Congress Street, Boston, Massachusetts 02210.

(4)
Based solely on a Schedule 13G/A filed by BlackRock, Inc. ("BlackRock") on behalf of itself and certain of its subsidiaries on January 23, 2018. BlackRock and its subsidiaries have sole dispositive power with respect to 4,067,066 shares and sole voting power with respect to 3,865,181 shares. The principal business address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(5)
Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2018. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power with respect to 3,622,348 shares and sole voting power with respect to 778,543 shares. The principal business address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(6)
Based solely on a Schedule 13G/A filed by The Vanguard Group on February 12, 2018. The Vanguard Group has sole dispositive power with respect to 3,049,575 shares, sole voting power with respect to 28,698 shares, shared dispositive power with respect to 36,698 shares and shared voting power with respect to 8,800 shares. The principal business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(7)
Based solely on a Schedule 13G filed by Vanguard Specialized Funds—Vanguard Health Care Fund on February 2, 2018. Vanguard Specialized Funds—Vanguard Health Care Fund has sole voting power with respect to 2,996,631 shares. The principal business address for Vanguard Specialized Funds—Vanguard Health Care Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(8)
Includes 1,034,664 shares of common stock held directly by Mr. Moulder, 5,000 shares of common stock held directly by a trust of which Mr. Moulder is a trustee, with respect to which Mr. Moulder disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any, and 1,186,448 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(9)
Includes 14,998 shares of common stock held directly by Dr. Hedley, 563,569 shares of common stock held directly by trusts of which Dr. Hedley is a trustee or co-trustee, with respect to which Dr. Hedley disclaims beneficial ownership except to the extent of her pecuniary interest therein, if any, and 1,051,836 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(10)
Includes 12,825 shares of common stock held directly by Mr. Mott, 1,333 shares held directly by the David Mott Declaration of Trust dated March 31, 2001 (the "Mott Trust"), 54,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018, and the shares held directly by NEA 13 and NEA 15. Mr. Mott, a general partner at New Enterprise Associates, disclaims beneficial ownership of all of the shares held directly by NEA 13, NEA 15 and the Mott Trust except to the extent of his pecuniary interest therein, if any.

(11)
Includes 82,570 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(12)
Includes 59,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018, and 1,500 shares of common stock held by a family trust.

(13)
Includes 59,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(14)
Includes 40,666 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(15)
Includes 10,431 shares of common stock held of record by Dr. Oronsky, 54,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018, and 2,013,786 shares held directly by InterWest Partners X, LP ("IW10"). Dr. Oronsky, a general partner at InterWest Partners, disclaims beneficial ownership of all of the shares held directly by IW10 except to the extent of his pecuniary interest therein, if any.

(16)
Includes 28,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(17)
Includes 44,575 shares of common stock held of record by Dr. Seidenberg, 54,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018, 1,736 shares held by trusts of which she and her spouse are co-trustees and her sons are beneficiaries, and 2,187,740 shares held directly by entities affiliated with Kleiner Perkins Caufield & Byers, whose beneficial ownership Dr. Seidenberg disclaims except to the extent of her pecuniary interest therein, if any.

(18)
Includes 191,974 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(19)
Includes 73,766 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(20)
Includes 45,725 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

(21)
Includes 3,129,101 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2018.

 GENERAL MATTERS

Availability of Certain Documents

        A copy of our 2017 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail to you without charge, upon written request, a copy of our 2017 Annual Report on Form 10-K, excluding exhibits. Please send a written request to our Corporate Secretary at:

    TESARO, Inc.
    1000 Winter Street
    Waltham, Massachusetts 02451
    Attention: Corporate Secretary

        The charters for our audit, compensation and governance and nominating committees, as well as our Corporate Governance Guidelines and our Code of Ethics, are in the Investors—Corporate Governance section of our corporate website, which is www.tesarobio.com, and are also available in print without charge upon written request to the address above.

        Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our Corporate Secretary at the address above, or by calling (339) 970-0900.

        If you hold your shares in "street name" and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    To be considered for inclusion in next year's proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 7, 2018.

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at TESARO, Inc., Attn.: Corporate Secretary, 1000 Winter Street, Waltham, Massachusetts 02451. To be timely for an annual meeting, the stockholder's notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the 10th day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2019 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2019 annual meeting must notify us no earlier than January 10, 2019 and no later than February 9, 2019. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2019 annual meeting.

Other Matters

        As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

        Directions to the 2018 Annual Meeting of Stockholders, to be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, are set forth below:

        From Boston and Logan Airport—Take the Massachusetts Turnpike/I-90 West and follow the signs for I-95/128 North (Exit 15). Take I-95/128 North for approximately two miles to Exit 27B (Wyman Street/Winter Street). At the lights, turn right onto Wyman Street. Remain in the right lane and bear right onto Winter Street. Remain in the right lane. Remain in the far right lane through two sets of lights, passing the Embassy Suites Hotel on the left. Travel around the Cambridge Reservoir (on the right) for approximately 0.5 miles. Turn left at the granite sign announcing HealthPoint and Waltham Woods Corporate Center. Travel up the hill following the green signs to Waltham Woods Corporate Center for approximately 0.3 miles and turn left into the parking lot for the Massachusetts Medical Society/Conference Center at Waltham Woods. Park near the Conference Center entrance and enter the lobby through the glass doors.

By Order of the Board of Directors

Leon O. Moulder, Jr. Chief Executive Officer April 6, 2018

Appendix A

TESARO, Inc.
Non-Employee Director Compensation Policy

        The Board of Directors ("Board") of TESARO, Inc. (the "Company") has adopted this TESARO, Inc. Non-Employee Director Compensation Policy (the "Policy") to assist the Compensation Committee of the Board (or its successor, the "Committee") in establishing retainers, fees and equity grants (and payment or award thereof, as applicable) associated with compensation for any director of the Company who is not an employee (each a "Non-Employee Director").

General Compensation Limits

        Commencing in calendar year 2018, the following limits shall be in effect for payments and compensation to be paid to each Non-Employee Director including pursuant to the 2015 Non-Employee Director Stock Incentive Plan:

Compensation Limits for Incumbent Non-Employee Directors	Incumbent Non-Employee Directors' total annual compensation, including all cash and equity components (based on grant-date fair value), will not exceed $1,000,000 per calendar year.
Compensation Limits for Newly-Appointed Non-Employee Directors
Newly-Appointed Non-Employee Directors' total annual compensation, including all cash and equity components (based on grant-date fair value), will not exceed $2,000,000 within the calendar year of first being appointed.

        The preceding limits will remain in effect until December 31, 2020, unless otherwise amended and approved by a vote of the Company's stockholders.

2018 Non-Employee Director Compensation

        Each Non-Employee Director shall be entitled to the payments described below while serving as a director for calendar year 2018. After calendar year 2018, these retainers, fees and grants may be modified for years after 2018 by the Committee or the Board in their discretion, subject to the general compensation limits described above.

Annual Base Retainer:	An annual base retainer fee of $50,000 shall be payable to each Non-Employee Director.
An additional annual base retainer fee of $40,000 shall be payable to the Chair of the Board.
Committee Chair Fee:	The corresponding annual chair fee set forth below shall also be payable to each Non-Employee Director who becomes or remains the chair of each of the following committees of the Board.

Audit Committee:	$25,000
Compensation Committee:	$20,000
Governance and Nominating Committee:	$15,000

Committee Membership Fee:	The corresponding annual committee fee set forth below shall also be payable to each Non-Employee Director who becomes or remains a member of the following committees of the Board for his or her committee member services.

Audit Committee:	$12,500
Compensation Committee:	$10,000
Governance and Nominating Committee:	$7,500

Additional Fees	The corresponding additional meeting fees set forth below shall also be payable to each director who attends in excess of 10 Board meetings each year and to each committee member who attends in excess of 6 committee meetings each year, respectively.

Per Board Meeting Fee after 10 Board meetings:	$1,500
Per committee Meeting Fee after 6 committee meetings:	$1,500

In addition to the above fees, the Board may determine that additional committee fees are appropriate and should be payable for any newly-created committee of the Board.
Initial Equity Grant for Newly Appointed Non-Employee Directors:
An initial equity grant of restricted stock, restricted stock units or deferred stock units (collectively, "RSUs"), a stock option award, or a mixture of RSUs and a stock option award with an aggregate target grant date fair value(1) of $760,000, generally vesting over a three-year period, will be awarded to newly-appointed Non-Employee Directors.
Annual Equity Grant for Incumbent Non-Employee Directors:
An annual equity grant of RSUs, a stock option award, or a mixture of RSUs and a stock option award with an aggregate target grant date fair value(1) of $380,000, generally vesting over a one-year period, will be awarded to incumbent Non-Employee Directors.

        During calendar year 2018, the Company will not provide additional compensation to Non-Employee Directors, other than as provided under this Policy, unless such additional compensation is in exchange for bona fide services or is otherwise reviewed and approved in accordance with the Company's Related Party Transaction Policy then in effect.

        This policy was adopted by the Board on February 21, 2018, and approved by the shareholders on [            ].

1
The target grant date fair value will be determined in the judgment of the Committee or the Board, taking into account the Company's accounting practices.

2

Appendix B

AMENDMENT TO THE TESARO, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

        The TESARO, Inc. 2012 Employee Stock Purchase Plan (the "ESPP") is hereby amended as set forth below, effective as of the date of adoption (the "Adoption Date") of this Amendment by the Board of Directors of TESARO, Inc. (the "Company"), subject to the approval of this Amendment by the stockholders of the Company, as provided below:

          1.     The definition of Participating Affiliate in Section 1.9 of the ESPP is amended and restated to read as follows:

  "'Participating Affiliate' means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Section 424(e) and (f) of the Code and the regulations thereunder) that has been specifically designated by the Board from time to time as participating in the Plan."

          2.     The first sentence of Section 2 of the ESPP is amended and restated to read as follows:

  "Subject to adjustment as provided in Section 28 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is five hundred and fifty thousand (550,000) shares."

          3.     Section 17 of the ESPP is amended and restated to be renamed "Termination of Employment or Discharge" and shall be amended and restated to read as follows:

  "In the event a participating employee leaves the employ of the Company or a Participating Affiliate for any reason other than due to death, the amount in the employee's account will be distributed and the employee's option to purchase will terminate."

          4.     Section 18 of the ESPP is amended and restated to read "Intentionally Omitted."

          5.     The first sentence of Section 22 of the ESPP is amended and restated to read as follows:

  "A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if (a) the Board elects to terminate the Plan as provided in Section 27 below, (b) the employee ceases to be eligible to participate in the Plan under Section 5 above, or (c) the employee terminates employment pursuant to the terms set forth in Section 17."

          6.     The ESPP shall otherwise be unchanged by this Amendment.

          7.     This Amendment is adopted subject to approval within 12 months of the Adoption Date by a majority of the stockholders of the Company. If the stockholders fail to approve this Amendment within 12 months of the Adoption Date, the number of shares of stock reserved for issuance under the ESPP shall not exceed the number permitted under the Plan as in effect before the Adoption Date.

* * *

        The foregoing Amendment to the ESPP was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on February 21, 2018, subject to the approval of the Amendment by the stockholders of the Company.

Joseph L. Farmer
Secretary

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TESARO, INC. 1000 WINTER STREET WALTHAM, MA 02451-1230 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 1a Leon O. Moulder, Jr. 1f Earl M. Collier, Jr. 1b Mary Lynne Hedley, Ph.D 1g Garry A. Nicholson 1c David M. Mott 1h Kavita Patel, M.D. 1d Lawrence M. Alleva 1i Beth Seidenberg, M.D. 1e 1j James O. Armitage, M.D. Pascale Witz The Board of Directors recommends you vote FOR the following proposals: For 0 0 0 0 Against 0 0 0 0 Abstain 0 0 0 0 2. To approve the Tesaro, Inc., Non-Employee Director Compensation Policy, including compensation amounts for 2018. To approve, by non-binding vote, the Company's executive compensation. 3. 4. To approve an amendment to the Tesaro, Inc., 2012 Employee Stock Purchase Plan to, among other things, increase the number of shares available for issuance thereunder by 275,000 shares. To ratify the appointment of Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018. 5. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000367519_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com. TESARO, Inc. Annual Meeting of Stockholders May 10, 2018 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Leon O. Moulder, Jr. and Joseph L. Farmer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TESARO, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on May 10, 2018, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If other matters are properly brought before the meeting, this proxy will be voted in accordance with the Board of Directors' recommendations or, in the absence of such recommendations, in accordance with the judgment of the proxies. Continued and to be signed on reverse side 0000367519_2 R1.0.1.17